                                  UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549


                                  SCHEDULE 14A
                                 (RULE 14a-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

Filed by the Registrant [ ]
Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement          [ ]  Confidential, for Use of the
                                               Commission Only (as permitted by
                                               Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Rule 14a-12

                                 StarTek, Inc.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

                               Dennis M. Swenson
--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

   [X]  No fee required.
   [ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

   (1)  Title of each class of securities to which transaction applies:

        -----------------------------------------------------------------------

   (2)  Aggregate number of securities to which transaction applies:

        -----------------------------------------------------------------------

   (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

        -----------------------------------------------------------------------

   (4)  Proposed maximum aggregate value of transaction:

        -----------------------------------------------------------------------

   (5)  Total fee paid:

        -----------------------------------------------------------------------

   [ ]  Fee paid previously with preliminary materials.
   [ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

   (1)  Amount Previously Paid:

        -----------------------------------------------------------------------

   (2)  Form, Schedule or Registration Statement No.:

        -----------------------------------------------------------------------

   (3)  Filing Party:

        -----------------------------------------------------------------------

   (4)  Date Filed:

        -----------------------------------------------------------------------

                                  STARTEK, INC.

                           NOTICE OF ANNUAL MEETING OF
                          STOCKHOLDERS -- MAY 30, 2001
                             ----------------------

                                 PROXY STATEMENT
                             ----------------------

                       SUPPLEMENT TO 2001 ANNUAL REPORT TO
                         STOCKHOLDERS -- MAY 30, 2001:





                                   APPENDIX A

                  MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS PORTION OF STARTEK, INC.'S FORM 10-K AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON MARCH 29, 2001.


                                   APPENDIX B

                  QUANTITATIVE AND QUALITATIVE DISCLOSURE ABOUT MARKET RISK PORTION OF STARTEK, INC.'S FORM 10-K AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON MARCH 29, 2001.


                                   APPENDIX C

                  CONSOLIDATED FINANCIAL STATEMENTS OF STARTEK, INC. AND SUBSIDIARIES PORTION OF STARTEK, INC.'S FORM 10-K AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON MARCH 29, 2001.


                                   APPENDIX D

                    AUDIT COMMITTEE CHARTER OF STARTEK, INC.

                                  STARTEK, INC.
                               100 Garfield Street
                             Denver, Colorado 80206

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                             TO BE HELD MAY 30, 2001


To the Stockholders:

         Notice is hereby given that the 2001 Annual Meeting of Stockholders of StarTek, Inc., a Delaware corporation (the "Company"), will be held at the Company's headquarters, 100 Garfield Street, Denver, Colorado 80206, on May 30, 2001, at 9:00 a.m., local time, for the following purposes:

         1. To elect four Directors to hold office for a term of one year and until their successors are elected and qualified.

         2. To amend the Stock Option Plan to increase the maximum number of shares available for award under the plan from 985,000 to 1,585,000.

         3. To approve the appointment of Ernst & Young LLP as the Company's independent auditors for the year ending December 31, 2001.

         4. To consider and act upon such other business as may properly come before the meeting.


         The Board of Directors has fixed the close of business on April 10, 2001 as the record date for determination of stockholders entitled to notice of and to vote at the meeting and any adjournment thereof.

         Whether or not you expect to be present, please sign, date, and return the enclosed proxy card as promptly as possible in the enclosed stamped envelope, the postage on which will be valid if mailed in the United States.


                                       By Order of the Board of Directors


                                       /s/  Dennis M. Swenson

                                       Dennis M. Swenson
                                       Secretary



April 25, 2001

         EVERY STOCKHOLDER'S VOTE IS IMPORTANT. PLEASE MARK, SIGN, DATE, AND MAIL THE ENCLOSED PROXY CARD AT YOUR EARLIEST CONVENIENCE, WHETHER OR NOT YOU PLAN TO ATTEND THE 2001 ANNUAL MEETING OF STOCKHOLDERS OF STARTEK, INC.

                                  STARTEK, INC.


                                TABLE OF CONTENTS

     Notice of Annual Meeting                                                                                               (i)

     Proxy Statement:
            2001 Annual Meeting of Stockholders                                                                              1
            Outstanding Stock and Voting Rights                                                                              1
            Beneficial Ownership of Common Stock by Directors, Officers, and Principal Stockholders                          2
            Proposal 1 - Election of Directors of the Company                                                                4
            The Board of Directors and Committees of the Board                                                               5
            Executive Officers of the Company                                                                                5
            Compensation of Directors and Executive Officers                                                                 6
            Summary Compensation Table                                                                                       6
            Compensation of Directors                                                                                        7
            Compensation Committee Interlocks and Insider Participation                                                      7
            Employment Contracts and Termination of Employment                                                               7
            Report of the Compensation Committee of the Board of Directors on Executive Compensation                         7
            Report of the Audit Committee                                                                                    8
            Stock Performance Graph                                                                                          9
            Proposal 2 - Amendment to the Stock Option Plan to increase the maximum number of shares
               available for award under the plan from 985,000 to 1,585,000                                                 10
            Proposal 3 - Approval of Appointment of Auditors                                                                11
            Stockholder Proposals                                                                                           11
            Miscellaneous                                                                                                   11
            Exhibit A - Amendment No. 1 to the  Stock Option Plan of StarTek, Inc.                                          12

     Supplement to Proxy Statement:
            Appendix A:
                Management's Discussion and Analysis of Financial Condition and
                Results of Operations portion of StarTek, Inc.'s Form 10-K as filed with the Securities and Exchange Commission on March 29,
                2001                                                                                                       A-1

            Appendix B:
                Quantitative and Qualitative Disclosure About Market Risk portion of StarTek, Inc.'s
                Form 10-K as filed with the Securities and Exchange Commission on March 29, 2001                           B-1

            Appendix C:
                Consolidated Financial Statements of StarTek, Inc. and Subsidiaries portion of StarTek,
                Inc.'s Form 10-K as filed with the Securities and Exchange Commission on
                March 29,  2001:
                     Report of Independent Auditors                                                                        C-1
                     Consolidated Balance Sheets                                                                           C-2
                     Consolidated Income Statements                                                                        C-3
                     Consolidated Statements of Cash Flows                                                                 C-4
                     Consolidated Statements of Stockholders' Equity                                                       C-5
                     Notes to Consolidated Financial Statements                                                            C-6

            Appendix D:
                   Audit Committee Charter of Startek, Inc.                                                                D-1

                                 PROXY STATEMENT

                                  STARTEK, INC.
                               100 GARFIELD STREET
                             DENVER, COLORADO 80206
                                 (303) 361-6000

                       2001 ANNUAL MEETING OF STOCKHOLDERS
                                  MAY 30, 2001

         This Proxy Statement is furnished in connection with the solicitation by the Board of Directors of StarTek, Inc., a Delaware corporation (the "Company"), of proxies for use at the 2001 Annual Meeting of Stockholders (the "Annual Meeting") to be held at the Company's headquarters at 100 Garfield Street, Denver, Colorado 80206, on May 30, 2001 at 9:00 a.m. local time, and at any and all adjournments thereof. The Company's principal address is 100 Garfield Street, Denver, Colorado 80206. The date of mailing of this Proxy Statement is on or about April 25, 2001. The purpose of the meeting is to: (i) elect four directors of the Company; (ii) amend the Stock Option Plan to increase the maximum number of shares available for award under the plan from 985,000 to 1,585,000; (iii) approve the appointment of Ernst & Young LLP as the Company's independent auditors for the year ending December 31, 2001; and (iv) consider and act upon such other business as may properly come before the Annual Meeting.

                       OUTSTANDING STOCK AND VOTING RIGHTS

         In accordance with the By-laws of the Company, the Board of Directors of the Company (the "Board of Directors") has fixed the close of business on April 10, 2001 as the record date for determining the stockholders entitled to notice of, and to vote at, the Annual Meeting (the "Record Date"). Only stockholders of record as of the Record Date will be entitled to vote. A stockholder who submits a proxy on the accompanying form has the power to revoke it by notice of revocation to the Company at any time before it is voted. A subsequently dated proxy, when filed with the Company, will constitute revocation. Proxies will be voted as specified on the proxy card. IN THE ABSENCE OF SPECIFIC INSTRUCTIONS, PROXIES WILL BE VOTED (i) FOR THE PROPOSALS DESCRIBED IN THIS PROXY STATEMENT, AND (ii) IN THE DISCRETION OF THE PROXY HOLDERS ON ANY OTHER MATTER WHICH PROPERLY COMES BEFORE THE MEETING. A stockholder who has given a proxy may nevertheless attend the meeting, revoke the proxy, and vote in person. The Board of Directors has selected A. Emmet Stephenson, Jr. and Michael
W. Morgan, and each of them, to act as proxies with full power of substitution.

         Solicitation of proxies may be made by mail, personal interview, telephone, and facsimile transmission by officers and other management employees of the Company who will receive no additional compensation for their services. The total expense of any solicitation will be borne by the Company and may include reimbursement paid to brokerage firms and others for their expenses in forwarding material regarding the Annual Meeting to beneficial owners.

         The only outstanding securities of the Company entitled to vote at the Annual Meeting are shares of common stock, $.01 par value, of the Company ("Common Stock"). As of the Record Date, 14,035,101 shares of Common Stock were issued and outstanding. Each outstanding share of Common Stock entitles the holder, as of the Record Date, to one vote on all matters brought before the Annual Meeting. The quorum necessary to conduct business at the Annual Meeting consists of a majority of the outstanding shares of Common Stock as of the Record Date.

         The election of the directors nominated will require a plurality (i.e., the highest number) of the votes cast in person or by proxy at the Annual Meeting by stockholders. In the election of directors, each stockholder is entitled to cast one vote per share for each director to be elected. Cumulative voting is not permitted. Approval of the amendment to the Stock Option Plan to increase the maximum number of shares available for award under the plan will require the affirmative vote of the holders of a majority of the outstanding shares of common stock represented at the Annual Meeting. Approval of the appointment of the Company's auditors will require the affirmative vote of the holders of a majority of the shares of Common Stock present, whether in person or by proxy, at the Annual Meeting.

         Votes withheld from nominees for directors, abstentions, and broker non-votes (i.e., when a broker does not have authority to vote on a specific issue) are counted as present in determining whether the quorum requirement is satisfied. For purposes of the election of directors, abstentions and broker non-votes are not considered to be votes cast and do not affect the plurality vote required for election of directors. For purposes of the amendment to the Stock Option Plan to increase the maximum number of shares available for award under the plan, appointment of the Company's auditors, and any other matters properly brought before the Annual Meeting, broker non-votes will not be considered present and do not affect the vote taken; however, abstentions are considered as being present and have the effect of a "no" vote.

                     BENEFICIAL OWNERSHIP OF COMMON STOCK BY
            DIRECTORS, EXECUTIVE OFFICERS, AND PRINCIPAL STOCKHOLDERS

                  As of April 10, 2001, the beneficial ownership of Common Stock by each director, nominee for director, executive officer named in the Summary Compensation Table, persons known by the Company to beneficially own more than five percent of Common Stock, and by all executive officers and directors of the Company as a group was:

                                                           Number of Shares          Percent
                       Name                             Beneficially Owned (a)       of Class

A. Emmet Stephenson, Jr. (b), (c)                           3,350,882                   23.9%
Michael W. Morgan (b), (d)                                    603,343                    4.3
E. Preston Sumner, Jr. (b), (e)                                40,000                      *
Dennis M. Swenson (b), (f)                                     14,000                      *
Toni E. Stephenson (b), (g)                                 3,350,882                   23.9
FASSET Trust (b)                                            1,027,262                    7.3
MASSET Trust (b)                                            1,027,262                    7.3
Pamela S. Oliver (b), (h)                                   2,054,524                   14.6
Ed Zschau (i)                                                  29,000                      *
Jack D. Rehm (j)                                               13,000                      *
Awad Asset Management, Inc.(k)                              1,092,100                    7.8
                                                            ---------                   ----
All Directors and Executive Officers
     as a group (6 persons)                                 4,050,225                   28.7%
                                                            =========                   ====

*    Less than one percent.

(a) Calculated pursuant to Rule 13d-3(d) of the Securities Exchange Act of 1934, as amended. Unless otherwise stated below, each such person has sole voting and investment power with respect to all shares. Under Rule 13d-3(d), shares not outstanding which are subject to options, warrants, rights or conversion privileges exercisable within 60 days are deemed outstanding for the purpose of calculating the number and percentage owned by such person, but are not deemed outstanding for the purpose of calculating the percentage owned by each other person listed.

(b) The address of such person, trust or trustee is c/o the Company, 100 Garfield Street, Denver, Colorado 80206.

(c) Mr. Stephenson is the Chairman of the Board of the Company. Mr. Stephenson is the husband of Toni E. Stephenson. Mrs. Stephenson disclaims beneficial ownership of shares owned by Mr. Stephenson.

(d)  Mr. Morgan is President and Chief Executive Officer of the Company.

(e) Mr. Sumner is Executive Vice President and Chief Operating Officer of the Company. On June 18, 1997, Mr. Sumner received options to purchase 100,000 shares of Common Stock. Such options vest at a rate of 20% per year beginning June 18, 1998, expire on June 18, 2007, and are exercisable at $15.00 per share, which was the closing market price of the Common Stock on the date the options were granted. Includes 40,000 shares of Common Stock under Rule 13d-3(d) and excludes 40,000 shares of Common Stock underlying unvested options held by Mr. Sumner.

(f) Mr. Swenson is Executive Vice President, Chief Financial Officer, Secretary and Treasurer of the Company. On June 18, 1997, Mr. Swenson received options to purchase 70,000 shares of Common Stock. Such options vest at a rate of 20% per year beginning June 18, 1998, expire on June 18, 2007, and are exercisable at $15.00 per share, which was the closing market price of the Common Stock on the date the options were granted. Includes 14,000 shares of Common Stock under Rule 13d-3(d), and excludes 28,000 shares of Common Stock underlying unvested options held by Mr. Swenson.

(g) Mrs. Stephenson is the wife of A. Emmet Stephenson, Jr. Mr. Stephenson disclaims beneficial ownership of shares owned by Mrs. Stephenson.

(h) Represents shares owned by the FASSET and MASSET Trust. Mrs. Oliver is the sole trustee of each of the trusts and has sole voting power and investment power with respect to the Common Stock held by the trusts. Mrs. Oliver is Mr. Stephenson's sister.

(i) Mr. Zschau is a Director of the Company. The Zschau Living Trust owns 10,000 shares of Common Stock. Additionally, on June 18, 1997, Mr. Zschau received options to purchase 10,000 shares of Common Stock. Such options are fully vested, expire on June 18, 2007, and are exercisable at $15.00 per share. On May 20, 1998, Mr. Zschau received additional options to purchase 3,000 shares of Common Stock. Such options are fully vested, expire on May 20, 2008 and are exercisable at $12.69 per share. On May 19, 1999, Mr. Zschau received fully vested options to purchase 3,000 shares of Common Stock, which expire on May 19, 2009, and are exercisable at $18.50 per share. On May 17, 2000, Mr. Zschau received fully vested options to purchase 3,000 shares of Common Stock, which expire on May 17, 2010, and are exercisable at $65.00 per share. The exercise prices of these options equaled the closing market price of the Common Stock on the date the options were granted. Mr.

     Zschau's business address is c/o Karen Cindrich, 1310 Trinity Drive, Menlo Park, California 94025.

(j) Mr. Rehm is a Director of the Company. On December 14, 1999, Mr. Rehm received options to purchase 10,000 shares of Common Stock. Such options are fully vested, expire on December 14, 2009, and are exercisable at $38.625 per share. On May 17, 2000, Mr. Rehm received fully vested options to purchase 3,000 shares of Common Stock, which expire on May 17, 2010, and are exercisable at $65.00 per share. The exercise prices of these options equaled the closing market price value of the Common Stock on the date the options were granted. Mr. Rehm's business address is Meredith Corporation, 1716 Locust Street, Des Moines, Iowa 50309-3023.

(k) Awad Asset Management, Inc.'s address is 250 Park Avenue, 2nd Floor, New York, New York 10177. The information regarding Awad Asset Management, Inc. is as of January 8, 2001, as reported by Awad Asset Management, Inc. to the Securities and Exchange Commission on Form 13G.

         Except as set forth in the table above, the Company knows of no other person that beneficially owns 5% or more of the outstanding Common Stock.

         Section 16(a) of the Securities Exchange Act of 1934 (the "Exchange Act") requires the Company's directors, executive officers, and beneficial owners of more than 10% of the outstanding Common Stock (collectively, "Insiders") to file reports with the Securities and Exchange Commission (the "Commission") disclosing direct and indirect ownership of Common Stock and changes in such ownership. The rules of the Commission require Insiders to provide the Company with copies of all Section 16(a) reports filed with the Commission. Based solely upon a review of copies of Section 16(a) reports received by the Company, and written representations that no additional reports were required to be filed with the Commission, the Company believes Insiders have complied with all Section 16(a) filing requirements applicable since January 1, 2000.

                                   PROPOSAL 1.

                      ELECTION OF DIRECTORS OF THE COMPANY

         The Company's By-laws provide that the Board of Directors shall consist of at least one director and no more than nine. Each director will serve an annual term ("Term"). The Board of Directors has fixed the number of directors of the Company at four. At the Annual Meeting, stockholders will elect four directors to serve until the 2002 annual meeting of stockholders and until successors are duly elected and qualified. The Board of Directors has nominated Messrs. A. Emmet Stephenson, Jr., Michael W. Morgan, Ed Zschau, and Jack D. Rehm to serve as directors until their terms expire in 2002.

         The names of nominees and directors continuing in office, their principal occupations, years in which they became directors, and years in which their terms expire are set forth below. In the event the nominee shall decline or be unable to serve, it is intended that the proxies will be voted in the discretion of the proxy holders. The Company knows of no reason to anticipate that this will occur.

A. EMMET STEPHENSON, JR.; AGE 55; PRESIDENT, STEPHENSON AND COMPANY (a), (c)

         Mr. Stephenson co-founded the Company in 1987 and has served as Chairman of the Board of the Company since its formation. Mr. Stephenson has also served as President of Stephenson and Company, a private investment firm in Denver, Colorado, for more than five years. Mr. Stephenson is a director of Danaher Corporation and serves on the Advisory Boards of First Berkshire Fund and Capital Resource Partners, L.P. Effective September 15, 1999, Mr. Stephenson became a director of Gifts.com, Inc. (formerly known as Good Catalog Company), 19.9% of the outstanding common stock of which is owned by Domain.com, Inc., a wholly owned subsidiary of StarTek, Inc. If re-elected, his Term will expire in 2002.

MICHAEL W. MORGAN; AGE 40; PRESIDENT AND CHIEF EXECUTIVE OFFICER, STARTEK, INC.

         Mr. Morgan co-founded the Company in 1987 and has held managerial positions in companies providing outsourced services since 1984. Mr. Morgan has served as President and Chief Executive Officer of the Company since May 1990 and has served as a Director of the Company since January 1997. If re-elected, his Term will expire in 2002.

ED ZSCHAU; AGE 61; VISITING LECTURER AT PRINCETON UNIVERSITY (a), (b), (c)

         Mr. Zschau has served as a Director of the Company since January 1997. He was a Professor of Management at the Graduate School of Business Administration at Harvard University from September 1996 to August 2000. He is also Visiting Lecturer at Princeton University in the Department of Electrical Engineering. From April 1993 to July 1995, Mr. Zschau was General Manager, IBM Corporation Storage Systems Division. Mr. Zschau is a director of The Reader's Digest Association, Inc. and GenRad, Inc. If re-elected, his Term will expire in 2002.

JACK D. REHM; AGE 68; DIRECTOR, STARTEK, INC.  (a), (b), (c)

         On December 14, 1999, Mr. Rehm was elected to the Board of Directors of StarTek, Inc. Mr. Rehm currently serves on the board of directors of Meredith Corporation and International Multifoods Corporation. He is also past chairman of the Drake University Board of Governors, and former Chairman of the Board, President and CEO of Meredith Corporation. If re-elected, his Term will expire in 2002.

----------

(a)  Member of the Compensation Committee of the Board of Directors.

(b)  Member of the Audit Committee of the Board of Directors.

(c)  Member of the Option Committee of the Board of Directors.

               THE BOARD OF DIRECTORS AND COMMITTEES OF THE BOARD

         The Board of Directors had four regular meetings during 2000. All directors attended all meetings of the Board of Directors and of the Committees on which they served during 2000.

         The Board of Directors has adopted a written Audit Committee Charter, which is included with this proxy statement as Appendix D. The Audit Committee reviews the financial statements of the Company to confirm they reflect fairly the financial condition of the Company and to appraise the soundness, adequacy, and application of accounting and operating controls. The Audit Committee recommends independent auditors to the Board of Directors, reviews the scope of the audit function of the independent auditors, and reviews audit reports rendered by the independent auditors. The members of the Audit Committee are Ed Zschau and Jack Rehm, who are both "independent auditors", as defined in Sections 303,01(B)(2)(a) and (3) of the NYSE's listing standards. The Audit Committee met three times during 2000.

         The Compensation Committee reviews the Company's compensation philosophy and programs, and exercises authority with respect to payment of direct salaries and incentive compensation to Company officers. The Compensation Committee met once during 2000.

         The Option Committee is responsible for oversight of the StarTek, Inc. Stock Option Plan. The Option Committee met four times in 2000.

         The Company has no nominating committee of its Board of Directors.



                        EXECUTIVE OFFICERS OF THE COMPANY

                                                                                                                 Officer
Name                             Age    Position                                                                  Since
----                             ---    --------                                                                  -----
A. Emmet Stephenson, Jr.         55     Chairman of the Board                                                      1987
Michael W. Morgan                40     President, Chief Executive Officer, and Director                           1990
E. Preston Sumner, Jr.           49     Executive Vice President and Chief Operating Officer                       1997
Dennis M. Swenson                66     Executive Vice President, Chief Financial Officer, Secretary, and          1995
                                        Treasurer


         A. Emmet Stephenson, Jr. co-founded the Company in 1987 and has served as Chairman of the Board of the Company since its formation. Mr. Stephenson has also served as President of Stephenson and Company, a private investment firm in Denver, Colorado, for more than five years. Mr. Stephenson is a director of Danaher Corporation and serves on the advisory boards of First Berkshire Fund and Capital Resource Partners, L.P. Effective September 15, 1999, Mr. Stephenson became a director of Gifts.com, Inc. (formerly known as Good Catalog Company), 19.9% of the outstanding common stock of which is owned by Domain.com, Inc., a wholly owned subsidiary of StarTek, Inc.

         Michael W. Morgan co-founded the Company in 1987 and has held managerial positions in companies providing outsourced services since 1984. Mr. Morgan has served as President and Chief Executive Officer of the Company since May 1990 and has served as a Director of the Company since January 1997.

         E. Preston Sumner, Jr. has served as the Company's Chief Operating Officer since February 1997. Mr. Sumner co-founded the Company in 1987, served as Vice Chairman of the Board from inception of the Company through December 1994, and rejoined the Company in February 1997 as Executive Vice President and Chief Operating Officer. Mr. Sumner was also a managing director of Stephenson Merchant Banking, a private investment firm in Denver, Colorado, from 1986 through December 1994. From January 1995 through February 1997, Mr. Sumner was a director and Vice President-Corporate Development of Merrick & Company, an engineering and architectural firm, and continues to serve as a director of such company.

         Dennis M. Swenson has served as the Company's Chief Financial Officer since October 1995. He has served as Executive Vice President since October 1996. From October 1991 to September 1995, Mr. Swenson was an independent financial consultant. Mr. Swenson was a partner of Ernst & Young LLP from 1973 until 1991.

                COMPENSATION OF DIRECTORS AND EXECUTIVE OFFICERS

         The following table sets forth certain information concerning 1998, 1999, and 2000 compensation of the Company's Chief Executive Officer and executive officers of the Company who, in addition to the Chief Executive Officer, received the highest compensation during 1998, 1999, and 2000. The Company did not grant any options to purchase Common Stock to any executive officer during the year ended December 31, 2000.

                           SUMMARY COMPENSATION TABLE

                                                                                             Long-Term            All Other
                                                                                           Compensation         Compensation
                                  Annual Compensation (a)                                     Awards                 ($)
      ---------------------------------------------------------------------------          ------------         ------------
                                                                     Management             Securities
      Name and Principal                      Salary               Fees and Bonus           Underlying
           Position                Year         ($)                     ($)                 Option (#)
      ------------------           ----       ------               --------------          ------------
  Michael W. Morgan
     President, CEO, and
     Director                      1998        270,800                    --                    --                     --
                                   1999        270,800                    --                    --                     --
                                   2000        270,800                    --                    --                     --

  A. Emmet Stephenson, Jr.
     Chairman of the Board         1998             --                    --                    --                 245,000 (b)
                                   1999             --                    --                    --                 245,000 (b)
                                   2000             --                    --                    --                 245,000 (b)

  E. Preston Sumner, Jr.
      Executive VP and COO         1998        153,315                    --                    --                      --
                                   1999        155,359                    --                    --                 758,756 (c)
                                   2000        155,000                    --                    --                      --

  Dennis M. Swenson
      Executive VP, CFO
      Secretary, and Treasurer     1998        128,652                    --                    --                      --
                                   1999        132,614                    --                    --               1,012,663 (c)
                                   2000        130,000                    --                    --                      --

------

(a) The Company did not provide perquisites or other personal benefits, securities, or property to the named executive officers which exceeded $50,000 or 10% of such officer's total salary, bonus or other compensation for 1998, 1999, and 2000.

(b) Effective January 1, 1997, the Company began paying an annual advisory fee of $245,000 to A. Emmet Stephenson, Jr., Inc.

(c)  Earnings from exercise of stock options and sale of underlying Common
     Stock.

                            COMPENSATION OF DIRECTORS

         Pursuant to the Company's Directors Stock Option Plan and upon reelection on May 17, 2000 at the Company's 2000 annual meeting of stockholders, the Company automatically granted an option to purchase 3,000 shares of Common Stock to each of two non-employee directors. These options fully vest upon grant date, expire ten years from grant date, and are exercisable at an exercise price equal to the closing market price of the Common Stock on the grant date. Pursuant to the Director Option Plan, each non-employee director will be automatically granted options to acquire 3,000 shares of Common Stock at an exercise price equal to market value of the Common Stock on the date of each annual meeting of stockholders at which such director is reelected. The Directors' Option Plan is administered by the Board of Directors.

           COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

         A. Emmet Stephenson, Jr. serves as a director, Chairman of the Board, and a member of the Company's Compensation Committee. Except for Mr. Stephenson, no officers or employees of the Company participate in deliberations of the Compensation Committee. The Compensation Committee makes salary decisions with input from the Chief Executive Officer; however, the Chief Executive Officer does not participate in deliberations regarding his own compensation. See Summary Compensation Table for management fees and advisory fees paid to A. Emmet Stephenson, Jr., Inc.

               EMPLOYMENT CONTRACTS AND TERMINATION OF EMPLOYMENT

         The Company has not entered into any employment contracts, change of control arrangements, or termination of employment arrangements with any named executive officer except for the following: On January 1, 2001, the Company entered into an employment agreement with Michael W. Morgan who is the President and Chief Executive Officer. The agreement provides for, among other things, an annual base compensation of $270,800 and the executive services of Mr. Morgan as determined by the Board of Directors through July 15, 2004. Mr. Morgan is receiving remuneration in 2001 at $400,000 annually.

         On January 8, 2001, the Company granted an option to purchase 100,000 shares of common stock to Michael W. Morgan pursuant to the Company's Stock Option Plan. These options vest at a rate of 20% per year beginning January 8, 2002, expire January 8, 2011, and are exercisable at a price of $14.94 per share which was the closing market price of the Company's common stock on the date the option was granted. No options were granted in 2000 to executive officers or the Chairman of the Board.

         E. Preston Sumner, Jr., Executive Vice President and Chief Operating Officer, currently receives an annual base salary of $175,000. Dennis M. Swenson, Executive Vice President and Chief Financial Officer, currently receives an annual base salary of $152,614.

                REPORT OF THE COMPENSATION COMMITTEE OF THE BOARD
                     OF DIRECTORS ON EXECUTIVE COMPENSATION

         This committee report is not deemed to be "soliciting material" or to be "filed" with the Commission or subject to the Commission's proxy rules or to the liabilities of Section 18 of the Exchange Act, and this committee report shall not be deemed to be incorporated by reference into any prior or subsequent filing by the Company under the Securities Act of 1933, as amended (the "Securities Act"), or the Exchange Act.

         The Compensation Committee has responsibility to: (i) recommend to the full Board of Directors salary, bonus, and other benefits, direct and indirect, of the Chairman, President and Chief Executive Officer, Executive Vice Presidents, members of the Board of Directors who are also involved in management of the Company, and such other officers of the Company as are designated from time to time by the Board of Directors; (ii) review and submit recommendations concerning new executive compensation or stock plans; (iii) establish and review corporate policies concerning management perquisites; (iv) assess the Corporation's executive development plan, if any; and (v) recommend director compensation.

         Total executive officer compensation is comprised of salary and grants of options to purchase Common Stock. Executives and other key employees who, in the opinion of the Committee, contribute to the growth, development and financial success of the Company are eligible to be awarded options to purchase Common Stock. These grants are normally made at or above the fair market value on the date of grant and vest over a five-year period. The amount of options granted is impacted both by the level of the employee within the Company's management and the amount of options previously granted to the employee. The Committee considers the value of each executive officer's contribution to the performance of the Company (including the Chief Executive Officer) in determining salary levels and grants of options.

         The 2000 salaries and other compensation of the three executive officers and the Chairman of the Board appear in the Summary Compensation Table. Effective January 1, 1997, the Company began paying an annual advisory fee of $245,000 to A. Emmet Stephenson, Jr., Inc. (wholly-owned by A. Emmet Stephenson, Jr., Chairman of the Board).


                                                By the Compensation Committee:
                                                A. Emmet Stephenson, Jr.
                                                Ed Zschau
                                                Jack D. Rehm

                          REPORT OF THE AUDIT COMMITTEE

         The Audit Committee oversees the Company's financial reporting process on behalf of the Board of Directors. Management has the primary responsibility for the financial statements and the reporting process including the systems of internal controls. In fulfilling its oversight responsibilities, the Committee reviewed the audited financial statements in the Company's Form 10-K for the year ended December 31, 2000 with management including a discussion of the application of generally accepted accounting principles, the reasonableness of significant judgments, and the clarity of disclosures in the financial statements.

         The Committee reviewed with the independent auditors, who are responsible for expressing an opinion on the conformity of those audited financial statements with generally accepted accounting principles, their judgments as to the application of generally accepted accounting principles and such other matters as are required to be discussed with the Committee under Statement on Auditing Standards No. 61. The Committee has received from the independent auditors written disclosures required by Independence Standards Board Standard No. 1, and has discussed with the Company's independent auditors their independence. In addition, the Committee has considered the effect all other fees paid the independent auditors may have on their independence.

         The Committee discussed with the Company's independent auditors the overall scope and plans for their respective audits. The Committee meets with the independent auditors, with and without management present, to discuss the results of their examinations, their evaluations of the Company's internal controls, and the overall quality of the Company's financial reporting. The Committee held three meetings during fiscal year 2000.

         In reliance on the reviews and discussions referred to above, the Committee recommended to the Board of Directors (and the Board has approved) that the audited financial statements be included in the Form 10-K for the year ended December 31, 2000 for filing with the Securities and Exchange Commission. The Committee and the Board have also recommended, subject to shareholder approval, the selection of the Company's independent auditors.

                                                 By the Audit Committee:



                                                 Ed Zschau
                                                 Jack D. Rehm

March 30, 2001

                             STOCK PERFORMANCE GRAPH


         The graph below compares the cumulative total stockholder return on the Common Stock since consummation of the Company's initial public offering in June 1997 with the cumulative total return of the New York Stock Exchange Composite Index ("NYSE") and of the Russell 2000 Index ("Russell") over the same period. The Company does not believe stock price performance shown on the graph below is necessarily indicative of future price performance.



               StarTek, Inc. Common Stock    NYSE Return    Russell Return
--------------------------------------------------------------------------
06/19/97                 $ 100                  $ 100           $ 100
12/31/97                  $ 76                  $ 110           $ 111
12/31/98                  $ 82                  $ 127           $ 106
12/31/99                 $ 241                  $ 141           $ 127
12/31/00                 $ 102                  $ 142           $ 122



         The stock performance graph assumes $100 was invested on June 19, 1997.

         The information set forth under the heading "Stock Performance Graph" is not deemed to be "soliciting material" or to be "filed" with the Commission or subject to the Commission's proxy rules or to the liabilities of Section 18 of the Exchange Act, and the graph shall not be deemed to be incorporated by reference into any prior or subsequent filing by the Company under the Securities Act or the Exchange Act.

                                   PROPOSAL 2.

  AMENDMENT TO THE STOCK OPTION PLAN TO INCREASE THE MAXIMUM NUMBER OF SHARES
          AVAILABLE FOR AWARD UNDER THE PLAN FROM 985,000 TO 1,585,000


         The Company's Stock Option Plan currently provides that 985,000 shares of authorized, but unissued shares of common stock may be issued pursuant to stock options granted thereunder. The plan provides that, in the event of stock splits, stock dividends, or certain other capital changes, there will be an appropriate adjustment in the price of the shares subject to outstanding options and in the number of shares previously covered by options or subject to allotment in the future. On December 31, 2000, options to purchase 958,050 shares of common stock at an average price of $21.65 per share had been granted, options to purchase 204,650 shares of common stock at an average price of $15.02 had been exercised, options to purchase 153,320 shares of common stock at an average price of $26.40 per share had been canceled, options to purchase 600,080 shares of common stock at an average exercise price of $22.70 per share remained outstanding, and options to purchase 180,270 shares remained available to be granted. On that date, the outstanding options were held by 605 persons. On April 10, 2001, the market value per share of the common stock was $14.05 per share based on the closing price on the New York Stock Exchange. The Stock Option Committee shall determine from time to time those consultants, independent contractors, key employees, officers, or employee directors who shall be designated as participants to receive stock options under the plan.

         The plan provides for grants of Incentive Stock Options (defined in Section 422 of the Internal Revenue Code and referred to as an "ISO"), non-qualified options ("NQO"), and Stock Appreciation Rights (an "SAR") to employees and directors of the Company as determined by the Option Committee from time to time. ISO's are tax-advantaged, in that no income is recognized by the grantee at the time of grant or exercise of an ISO. Moreover, any ISO gain, represented by the difference between the fair market value of the common stock at the time the stock is sold and the exercise price paid by the grantee, will be taxed as long-term capital gain. The amount by which the fair market value of the common stock is issued upon exercise of an ISO exceeds the exercise price paid by the grantee will constitute an item of adjustment that must be taken into account in determining the grantee's alternative minimum tax. In addition, the grantee must hold the shares acquired upon exercise of an ISO until the later of two years from the grant of the option and one year from the date of exercise in order to take advantage of ISO treatment, and also must exercise the ISO within three months of leaving the Company. If the grantee disposes of the common stock acquired upon exercise of an ISO prior to the expiration of the two-year or one-year periods described above, the grantee will generally be obligated to recognize ordinary income in an amount equal to the excess of the fair market value on the date of exercise price of the option. With an NQO, the grantee recognizes ordinary when the option is exercised in an amount equal to the excess of the fair market value of the underlying common stock over the exercise price at the time of exercise. In either case, the Company recognizes a deduction in the tax year in which the grantee recognizes income, equal to the amount of capital gains or ordinary income so recognized by the grantee. A grant of an SAR does not produce taxable income to the grantee or a deduction for the Company. The exercise of an SAR for cash is taxable as ordinary income to the grantee and deductible by the Company.

         The board of directors has approved an amendment to the plan as set forth in Amendment No. 1 to the Startek, Inc. Stock Option Plan, attached hereto as Exhibit A (the "Amendment"). The Amendment will provide for an increase in the number of shares of common stock available for issuance pursuant to the plan by 600,000 shares, subject to future adjustment as provided in the plan, resulting in maximum shares issuable under the plan of 1,585,000. Management has recommended this increase so it can continue to reward officers, directors, employees and consultants of the Company, or its subsidiaries having substantial responsibilities with the opportunity to acquire a proprietary interest in the Company as an additional incentive to promote its success and remain in its employ. In order to achieve these objectives, the board of directors has approved the Amendment and recommends that it be submitted to the stockholders of the Company for approval.

         On April 2, 2001, stock options for the purchase of 21,600 shares at $14.02 per share were awarded to certain non-executive employees. The exercise price was equal to the closing market price of the Company's common stock on the date the options were granted. The award of these options is conditioned on the stockholders' approval of the amendment to the Stock Option Plan in this Proposal 2.

         Under paragraph 15 of the plan, adoption of the Amendment requires the affirmative vote of the holders of a majority of the outstanding shares of common stock represented at the annual meeting of shareholders.

         The Board Recommends that the shareholders vote "FOR" the adoption of the proposed amendment to the Stock Option Plan.

                                   PROPOSAL 3.

                       APPROVAL OF APPOINTMENT OF AUDITORS

         The Board of Directors has appointed Ernst & Young LLP, an international firm of independent certified public accountants, to act as independent accountants for the Company and its consolidated subsidiaries for the year ending December 31, 2001. Ernst & Young LLP has been the Company's auditors since the year ended June 30, 1991, and has advised the Company that it does not have any direct or indirect financial interest in the Company or any of its subsidiaries, nor has such firm had any such interest in connection with the Company during the past five years. Fees for the last annual audit, including quarterly reviews, were approximately $160,000, and all other fees were approximately $90,000, including audit related services of approximately $43,000 and nonaudit services of approximately $47,000. Audit related services generally include fees for statutory audits and accounting consultations. Nonaudit services primarily relate to tax return preparation and consultations. A representative of Ernst & Young LLP is expected to be present at the Annual Meeting, have an opportunity to make a statement if he desires to do so, and be available to answer questions from stockholders.

         The Audit Committee and the Board of Directors unanimously recommend stockholders vote "FOR" ratification and approval of selection of Ernst & Young LLP as independent auditors for the Company for the year ending December 31, 2001.

                              STOCKHOLDER PROPOSALS

         Stockholder proposals intended to be presented at the 2002 annual meeting of stockholders of the Company must be received by the Company at its executive offices at 100 Garfield Street, Denver, Colorado 80206, attention to Director of Investor Relations, no later than December 26, 2001 for inclusion in the proxy statement and proxy relating to the 2002 annual meeting of stockholders.

                                  MISCELLANEOUS

         The Company's Annual Report to Stockholders for the year ended December 31, 2000 will be furnished with this Proxy Statement to stockholders of record as of April 10, 2001. The Annual Report to Stockholders for the year ended December 31, 2000 does not constitute a part of the proxy soliciting material.

         Management of the Company is not aware of any other business that may come before the Annual Meeting. However, if additional matters properly come before the Annual Meeting, proxies will be voted at the discretion of the proxy holders.



                                            By Order of the Board of Directors

                                            /s/  Dennis M. Swenson

                                            Dennis M. Swenson
                                            Secretary

Dated: April 25, 2001

         THE COMPANY'S ANNUAL REPORT ON FORM 10-K FOR FISCAL YEAR ENDED DECEMBER 31, 2000, INCLUDING CONSOLIDATED FINANCIAL STATEMENTS, REQUIRED TO BE FILED WITH THE COMMISSION PURSUANT TO RULE 13A-1 OF THE EXCHANGE ACT WILL BE FURNISHED, EXCLUDING EXHIBITS, WITHOUT CHARGE, TO ANY STOCKHOLDER UPON WRITTEN REQUEST. A COPY MAY BE REQUESTED BY WRITING TO THE DIRECTOR OF INVESTOR RELATIONS, STARTEK, INC., 100 GARFIELD STREET, DENVER, COLORADO 80206. THE COMPANY'S ANNUAL REPORT ON FORM 10-K CAN BE OBTAINED OVER THE INTERNET THROUGH THE COMPANY'S WEB SITE. THE COMPANY'S INTERNET ADDRESS IS http://www.startek.com. ADDITIONALLY, THE ANNUAL REPORT ON FORM 10-K AND OTHER INFORMATION FILED WITH THE COMMISSION BY THE COMPANY CAN BE INSPECTED AT AND OBTAINED FROM THE COMMISSION AT PRESCRIBED RATES AT PUBLIC REFERENCE FACILITIES MAINTAINED BY THE COMMISSION AT ROOM 1024, 450 FIFTH STREET, N.W., JUDICIARY PLAZA, WASHINGTON, D.C. 20549, AND AT CERTAIN REGIONAL OFFICES OF THE COMMISSION LOCATED AT NORTHWESTERN ATRIUM CENTER, 500 WEST MADISON STREET, SUITE 1400, CHICAGO, ILLINOIS 60661, AND THE 13TH FLOOR, 7 WORLD TRADE CENTER, NEW YORK, NEW YORK 10048. THE COMMISSION MAINTAINS A WEB SITE AT http://www.sec.gov THAT CONTAINS REPORTS, PROXIES, INFORMATION STATEMENTS, AND OTHER INFORMATION REGARDING THE COMPANY THAT HAS BEEN FILED ELECTRONICALLY WITH THE COMMISSION.

                                    EXHIBIT A

                                 AMENDMENT NO. 1
                                     TO THE
                       STOCK OPTION PLAN OF STARTEK, INC.


         THIS AMENDMENT NO. 1 TO THE STOCK OPTION PLAN OF STARTEK, INC. (this "Amendment"), is executed by StarTek, Inc., a Delaware corporation (the "Company"), as of ____________________, 2001.

                                    RECITALS

         A. Under paragraph 15 of that certain Stock Option Plan of the Company dated as of February 13, 1997 (the "Plan"), the Board of Directors of the Company (the "Board"), with the approval of the stockholders of the Company (the "Stockholders"), may at any time amend the Plan to increase the number of shares of Common Stock (as defined in the Plan) that may be subject to options granted under the Plan.

         B. The Board approved the amendment contemplated herein on March 9, 2001, and the Stockholders approved the amendment contemplated herein at the annual meeting of the stockholders of the Company on ________________, 2001.

                                    AMENDMENT

         1. Paragraph 4 of the Plan, entitled "Common Stock Subject to the Plan," is deleted in its entirety, and a new paragraph 4 is inserted reading as follows:

                           4. Common Stock Subject to the Plan. Except as otherwise provided in paragraph 10, the aggregate number of shares of Common Stock that may be issued under Options under this Plan may not exceed 1,585,000 shares of Common Stock. If any awards hereunder shall terminate or expire, as to any number of shares, new ISO's and NSO's may thereafter be awarded with respect to such shares.

         2. Except as Amended hereby, the Plan shall be unchanged and remain in full force and effect.

         IN WITNESS WHEREOF, the Company has executed this Amendment effective as of the date first mentioned above.

                                        STARTEK, INC., a Delaware corporation

                                        By:__________________________________

                                        Title:_______________________________

                                                       APPENDIX A



                         STARTEK, INC. AND SUBSIDIARIES

MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

     All statements contained in this Form 10-K which are not statements of historical facts are forward-looking statements that involve substantial risks and uncertainties. Forward-looking statements are preceded by terms such as "may", "will", "should", "anticipates", "expects", "believes", "plans", "future", "estimate", "continue", and similar expressions. The following are important factors that could cause actual results to differ materially from those expressed or implied by such forward-looking statements; these include, but are not limited to, inflation and general economic conditions in the Company's and its clients' markets, risks associated with the Company's reliance on principal clients, loss or delayed implementation of a large project or service offering for a principal client, which could cause substantial quarterly variation in the Company's revenues and earnings, difficulties in managing rapid growth, risks associated with rapidly changing technology, dependence on labor force, risks associated with international operations and expansion, control by principal stockholders, dependence on key personnel, dependence on key industries and trends toward outsourcing, risks associated with the Company's contracts, highly competitive markets, risks of business interruptions, volatility of the Company's stock price, risks related to the Company's investment in and notes receivable from Gifts.com, Inc., risks related to the Company's Internet web site operations, risks related to the Company's portfolio of Internet domain names, and risks related to changes in valuation of the Company's investments. These factors include risks and uncertainties beyond the Company's ability to control; and, in many cases, the Company and its management cannot predict the risks and uncertainties that could cause actual results to differ materially from those indicated by use of forward-looking statements. Similarly, it is impossible for management to foresee or identify all such factors. As such, investors should not consider the foregoing list to be an exhaustive statement of all risks, uncertainties, or potentially inaccurate assumptions. All forward-looking statements herein are made as of the date hereof, and the Company undertakes no obligation to update any such forward-looking statements. All forward-looking statements herein are qualified in their entirety by information set forth in "Management's Discussion and Analysis of Financial Condition and Results of Operations" -- "Factors That May Affect Future Results" appearing elsewhere in this Form 10-K.

OVERVIEW

     StarTek has historically generated revenues through the performance of process management services, which include a comprehensive offering of supply chain management services, high-end inbound technical support, provisioning management for complex telecommunications systems, and E-commerce support and fulfillment. The Company recognizes revenues as process management services are completed. Substantially all of the Company's significant arrangements with its clients for its services generate revenues based, in large part, on the number and duration of customer inquiries, and the volume, complexity and type of components involved in the handling of clients' products. Changes in the complexity or type of components in the product units assembled by the Company may have an affect on the Company's revenues, independent of the number of product units assembled.

         An essential element of the Company's ability to grow is availability of capacity to readily provide for the needs of new clients and the increasing needs of existing clients. StarTek operates from facilities in the United States, United Kingdom and Singapore. The Company's capacity expanded during 2000 through: (i) purchase of a 47,524 square-foot building in Enid, Oklahoma; and (ii) lease of a 54,500 square-foot space in Grand Junction, Colorado. These two additions, together with the Company's previously existing capacity, provided adequate capacity to accommodate physical growth experienced by the Company during 2000. Management believes StarTek's existing facilities are adequate for the Company's current and near-term operations, but continued capacity expansion will be required to support continued growth. Management intends to maintain a certain amount of excess capacity to enable StarTek to readily provide for the needs of new clients and the increasing needs of existing clients.

         The Company's cost of services include labor, telecommunications, materials, and freight expenses that are variable in nature, and certain facility expenses. All other operating expenses, including expenses related to technology support, sales and marketing, human resources, and other administrative functions not allocable to specific client services, are included in selling, general and administrative expenses, which generally tend to be either semi-variable or fixed in nature.

         The Company frequently purchases components of its clients' products as an integral part of its process management services and in advance of providing its product assembly and packaging services. These components are packaged, assembled, and held by StarTek pending shipment. The Company generally has the right to be reimbursed from clients for unused inventories. Client-owned inventories are not valued in the Company's balance sheet. See Note 1 and 4 to the consolidated financial statements set forth herein for a further description of the Company's inventories.

RESULTS OF OPERATIONS

    The following table should be read in conjunction with the consolidated financial statements and notes thereto included elsewhere in this Form 10-K, and sets forth certain consolidated income statement data expressed as a percentage of revenues:

                                                              YEAR ENDED DECEMBER 31
                                                        ----------------------------------
                                                        1998          1999            2000
                                                        ----          ----            ----

     Revenues                                           100.0%        100.0%           100.0%
     Cost of services                                    81.6          81.3             76.5
                                                        -----         -----            -----
     Gross profit                                        18.4          18.7             23.5
     Selling, general and administrative                 10.4           9.9             10.4
     expenses
                                                        -----         -----            -----
     Operating profit                                     8.0           8.8             13.1
     Net interest income and other                        1.6           1.4              2.3
                                                        -----         -----            -----
     Income before income taxes                           9.6          10.2             15.4
     Income tax expense                                   3.5           3.8              5.7
                                                        -----         -----            -----
     Net income                                           6.1%          6.4%             9.7%
                                                        =====         =====            =====


2000 Compared to 1999

     Revenues. Revenues decreased $4.5 million, or 2.2%, from $205.2 million in 1999 to $200.7 million in 2000. This decrease was largely due to reduced revenue from the Company's largest client and culling of less profitable business, partially offset by increased services provided to certain other clients.

     Cost of Services. Cost of services decreased $13.3 million, or 7.9%, from $166.9 million in 1999 to $153.6 million in 2000. As a percentage of revenues, cost of services was 81.3% and 76.5% in 1999 and 2000, respectively. This percentage decreased primarily due to an improving mix of business, cost controls, and culling of less profitable business.

         Gross Profit. Due to the foregoing factors, gross profit increased $8.8 million in 2000, or 22.9%, from $38.3 million in 1999 to $47.1 million in 2000. As a percentage of revenues, gross profit was 18.7% and 23.5% in 1999 and 2000, respectively.

         Selling, General and Administrative Expenses. Selling, general and administrative expenses increased $0.6 million, or 3.0%, from $20.3 million in 1999 to $20.9 million in 2000. As a percentage of revenues, selling, general and administrative expenses increased from 9.9% in 1999 to 10.4% in 2000.

         Operating Profit. As a result of the foregoing factors, operating profit increased from $18.0 million in 1999 to $26.1 million in 2000. As a percentage of revenues, operating profit increased from 8.8% in 1999 to 13.1% in 2000.

     Net Interest Income and Other. Net interest income and other was $2.8 million in 1999 and $4.7 million in 2000. The majority of net interest income and other continues to be derived from cash equivalents and investment balances, partially offset by interest expense incurred as a result of the Company's various debt and lease arrangements.

     Income Before Income Taxes. As a result of the foregoing factors, income before income taxes increased $10.0 million, or 48.0%, from $20.8 million in 1999 to $30.8 million in 2000. As a percentage of revenues, income before income taxes increased from 10.2% in 1999 to 15.4% in 2000.

     Income Tax Expense. Income tax expense for 1999 and 2000 reflects a provision for federal, state, and foreign income taxes at an effective rate of 37.5% and 37.0%, respectively.

     Net Income. Based on the factors discussed above, net income increased $6.4 million, or 49.1%, from $13.0 million in 1999 to $19.4 million in 2000.

1999 Compared to 1998

     Revenues. Revenues increased $64.2 million, or 45.6%, from $141.0 million in 1998 to $205.2 million in 1999. This increase was primarily from existing and new clients, partially offset by decreases in the volume of services provided to other existing clients. Also, management believes changes in the timing of the volume of services provided to the Company's clients due to year 2000 buying patterns contributed to the increase in revenues experienced by the Company during 1999.

     Cost of Services. Cost of services increased $51.8 million, or 45.0%, from $115.1 million in 1998 to $166.9 million in 1999. As a percentage of revenues, cost of services was 81.6% and 81.3% in 1998 and 1999, respectively. This percentage amount remained relatively consistent.

         Gross Profit. Due to the foregoing factors, gross profit increased $12.4 million in 1999, or 48.0%, from $25.9 million in 1998 to $38.3 million in 1999. As a percentage of revenues, gross profit was 18.4% and 18.7% in 1998 and 1999, respectively.

         Selling, General and Administrative Expenses. Selling, general and administrative expenses increased $5.6 million, or 38.2%, from $14.7 million in 1998 to $20.3 million in 1999, primarily as a result of increased personnel and related expansion costs incurred to service increasing business. As a percentage of revenues, selling, general and administrative expenses decreased from 10.4% in 1998 to 9.9% in 1999.

         Operating Profit. As a result of the foregoing factors, operating profit increased from $11.2 million in 1998 to $18.0 million in 1999. As a percentage of revenues, operating profit increased from 8.0% in 1998 to 8.8% in 1999.

     Net Interest Income and Other. Net interest income and other was $2.3 million in 1998 and $2.8 million in 1999. The majority of net interest income and other continues to be derived from cash equivalents and investment balances, partially offset by interest expense incurred as a result of the Company's various debt and lease arrangements.

     Income Before Income Taxes. As a result of the foregoing factors, income before income taxes increased $7.4 million, or 54.9%, from $13.4 million in 1998 to $20.8 million in 1999. As a percentage of revenues, income before income taxes increased from 9.6% in 1998 to 10.2% in 1999.

     Income Tax Expense. Income tax expense for 1998 and 1999 reflects a provision for federal, state, and foreign income taxes at an effective rate of 36.5% and 37.5%, respectively.

     Net Income. Based on the factors discussed above, net income increased $4.5 million, or 52.4%, from $8.5 million in 1998 to $13.0 million in 1999.

LIQUIDITY AND CAPITAL RESOURCES

     Since its initial public offering, the Company has primarily financed its operations, liquidity requirements, capital expenditures, and capacity expansion through cash flows from operations, and to a lesser degree, through various forms of debt and leasing arrangements.

     The Company maintains a $5.0 million line of credit with Wells Fargo Bank West, N.A. (the "Bank") maturing on April 30, 2001. Management expects the Company will renew this line of credit with substantially the same terms and conditions of the existing line of credit. Borrowings under the line of credit bear interest at the Bank's prime rate (9.5% as of December 31, 2000). Under this line of credit, the Company is required to maintain working capital of $17.5 million and tangible net worth of $25.0 million. The Company may not pay dividends in an amount which would cause a failure to meet these financial covenants. As of December 31, 2000 the Company had drawn $4.0 million from this line of credit, which was repaid on January 3, 2001. As of December 31, 2000 and the date of this Form 10-K the Company was in compliance with the financial covenants pertaining to the line of credit. Collateral for the line of credit is trade accounts receivable of certain of the Company's wholly-owned subsidiaries.

     Effective September 15, 1999, the Company entered into a contribution agreement (the "Contribution Agreement") and stockholders agreement with The Reader's Digest Association, Inc. ("Reader's Digest") and Gifts.com. Inc. (formerly known as Good Catalog Company), previously a wholly-owned subsidiary of Reader's Digest. On November 8, 1999, pursuant to the Contribution Agreement, Domain.com purchased 19.9% of the outstanding common stock of Gifts.com, Inc. for approximately $2.6 million in cash. Reader's Digest owns the remaining 80.1% of the outstanding common stock of Gifts.com, Inc. The Contribution Agreement provides for an assignment from Domain.com to Gifts.com, Inc. of Domain.com's right, title, and interest in and to the URL www.gifts.com. Domain.com has the right to designate at least one member of Gifts.com, Inc.'s board of directors, which consists of at least five directors. Effective November 1, 1999, Domain.com and Reader's Digest entered into a loan agreement pursuant to which Domain.com advanced an unsecured loan of $7.8 million and Reader's Digest also advanced an unsecured loan to Gifts.com, Inc. ( the "Loans"). The Loans mature November 1, 2002, bear interest at a rate equal to a three month LIBO rate plus 2.0% per annum, and interest is payable quarterly. Gifts.com, Inc. provides two Internet web sites that sell gifts on-line and operates a gifts catalog business.

     The Company advanced two additional $0.99 million loans to Gifts.com, Inc.: the first loan was made August 2, 2000 and the second loan was made December 5, 2000. Both loans are governed by the same terms and conditions as those set forth in the $7.8 million loan agreement effective November 1, 1999. In conjunction with the loans made by Domain.com, Inc., and in order to maintain proportionate ownership interest, Reader's Digest Association, Inc., owning 80.1% of Gifts.com, Inc. made corresponding loans in the amount of $4.0 million each to Gifts.com, Inc. thereby maintaining an 80.1% ownership interest in Gifts.com, Inc.

     Gifts.com, Inc. is currently experiencing operating losses, negative cash flows and a deficiency in working capital. The Company could lose its entire investment in and notes receivable from Gifts.com, Inc. An impairment of the Company's investment and notes receivable from Gifts.com, Inc. could have an adverse effect on the Company's results of operations and financial condition.

     On July 18, 2000 the Company purchased a 47,524 square-foot building in Enid, Oklahoma. The Company's investment in this facility totaled $2.9 million. The facility is principally used for a call center supporting Internet and telecommunications clients, and for general office use and other services offered by the Company.


     On December 14, 2000, the Company completed an equipment loan arrangement with a finance company maturing November 14, 2004. In connection with the equipment loan, the Company received cash of $2.1 million in exchange for providing, among other things, certain collateral which generally consisted of computer hardware and software, various forms of telecommunications equipment, and furniture and fixtures whose estimated cost was equal to the principal amount of the equipment loan. The equipment loan arrangement provides for interest at a fixed rate of 7.65%, and forty-eight consecutive monthly payments. StarTek USA, Inc. is required, from time to time, to maintain certain operating ratios. As of December 31, 2000 and the date of this Form 10-K, StarTek USA, Inc. was in compliance with these financial covenants.

     As of December 31, 2000, the Company had cash, cash equivalents, and investment balances of $55.0 million, working capital of $56.1 million, and stockholders' equity of $92.0 million. Cash and cash equivalents are not restricted. See "Quantitative and Qualitative Disclosure About Market Risk" set forth herein for further discussions regarding the Company's cash, cash equivalents, investments available for sale, and trading securities.

     The Company has committed to spend approximately $2.5 million in 2001 related to property, plant, and equipment.

     Net cash provided by operating activities was $15.8 million and $11.0 million for the year ended December 31, 1999 and 2000, respectively. This decrease was primarily a result of an increase in net purchases of trading securities plus net changes in operating assets and liabilities, partially offset by an increase in deferred taxes. Without the effect of net purchases of trading securities, operating cash flows were $13,068, $16,973, and $24,720 for 1998, 1999, and 2000, respectively.

     Net cash used in investing activities was $28.9 million and $5.3 million for the year ended December 31, 1999 and 2000, respectively. This decrease was primarily due to a reduction in investments available for sale together with a decrease in purchases of property, plant, and equipment, combined with a decrease in the addition to notes receivable from Gifts.com, Inc.

     Net cash provided by financing activities was $5.6 million and $4.8 million for the year ended December 31, 1999 and 2000, respectively. Financing activities, during both periods, consisted of principal payments on borrowings and capital lease obligations, offset by proceeds from exercises of employee stock options.

     The effect of currency exchange rate changes on translation of the Company's United Kingdom and Singapore operations was not substantial during the year 2000. Terms of the Company's agreements with clients and subcontractors are typically in US dollars except for certain agreements related to its United Kingdom and Singapore operations. If the international portion of the Company's business continues to grow, more revenues and expenses will be denominated in foreign currencies, which increases the Company's exposure to fluctuations in currency exchange rates. See "Quantitative and Qualitative Disclosure About Market Risk" set forth herein for a further discussion of the Company's exposure to foreign currency exchange risks in connection with its investments.

     Management believes the Company's cash, cash equivalents, investments, anticipated cash flows from future operations, and $5.0 million line of credit will be sufficient to support its operations, capital expenditures, and various repayment obligations under its debt and lease agreements for the foreseeable future. The Company's $5.0 million line of credit matures on April 30, 2001. Management expects the Company will renew this line of credit with substantially the same terms and conditions of the existing line of credit. Liquidity and capital requirements depend on many factors, including, but not limited to, the Company's ability to retain or successfully and timely replace its principal clients and the rate at which the Company expands its business, whether internally or through acquisitions and strategic alliances. To the extent funds generated from sources described above are insufficient to support the Company's activities in the short or long-term, the Company will be required to raise additional funds through public or private financing. No assurance can be given that additional financing will be available, or if available, it will be available on terms favorable to the Company.

INFLATION AND GENERAL ECONOMIC CONDITIONS

     Although management cannot accurately anticipate effects of domestic and foreign inflation on the Company's operations, management does not believe inflation has had, or is likely in the foreseeable future to have, a material adverse effect on the Company's results of operations or financial condition.

FACTORS THAT MAY AFFECT FUTURE RESULTS

Reliance on Principal Client Relationships

     Microsoft Corporation ("Microsoft") accounted for 77.5% and 70.3% of the Company's revenues for the year ended December 31, 1999 and 2000, respectively. AT&T Corporation accounted for less than 10.0% of the Company's revenues for the year ended December 31, 1999, and 14.5% of the Company's revenues for the year ended December 31, 2000. Loss of a principal client and/or changes in timing or termination of a principal client's product launch or service offering would have a material adverse effect on the Company's business, revenues, operating results, and financial condition. The Company provides various outsourced services to various divisions of Microsoft, which began its outsourcing relationship with the Company in April 1996. There can be no assurance the Company will be able to retain its principal client(s) or, if it were to lose its principal client(s), would be able to timely replace such client(s) with clients that generate a comparable amount of revenues. Additionally, the amount and growth rate of revenues derived from its principal clients in the past is not necessarily indicative of revenues that may be expected from such clients in the future.

Variability of Quarterly Operating Results

     The Company's business is seasonal and is at times conducted in support of product launches for new and existing clients. Historically, the Company's revenues have been substantially lower in the quarters preceding the fourth quarter due to timing of its clients' marketing programs and product launches, which are typically geared toward the holiday buying season. However, the Company's revenues and operating results for the year ended December 31, 2000 are not necessarily indicative of revenues or operating results that may be experienced in future periods. Additionally, the Company has experienced and expects to continue to experience, quarterly variations in revenues and operating results as a result of a variety of factors, many of which are outside the Company's control, including: (i) timing of existing and future client product launches or service offerings; (ii) expiration or termination of client projects; (iii) timing and amount of costs incurred to expand capacity in order to provide for further revenue growth from existing and future clients; (iv) seasonal nature of certain clients' businesses; (v) cyclical nature of certain high technology clients' businesses; and (vi) changes in the amount and growth rate of revenues generated from the Company's principal clients.


Risks related to Investment in and Notes Receivable from Gifts.com, Inc.

     Through its wholly-owned subsidiary Domain.com, Inc., the Company's investment in and note receivable from Gifts.com, Inc. of approximately $12.4 million, in the aggregate, involves a high degree of risk. Gifts.com, Inc. is currently experiencing operating losses and negative cash flows and has a deficiency in working capital. Accordingly, an investor in the Company's common stock must consider the challenges, risks, and uncertainties frequently encountered by early stage companies using new and unproven business models in new and rapidly evolving markets. These challenges influencing Gifts.com, Inc.'s ability to substantially increase its revenues and thereby achieve profitability, include Gifts.com, Inc.'s ability to: (i) execute on its business model; (ii) increase brand recognition; (iii) manage growth in its operations;
(iv) cost-effectively attract and retain a high volume of catalog and online customers and build a critical mass of repeat customers at a reasonable cost;
(v) effectively manage, control, and account for inventory; (vi) upgrade and enhance its web sites, transaction-processing systems, order fulfillment capabilities, and inventory management systems; (vii) increase awareness of its online stores; (viii) establish pricing to meet customer expectations; (ix) compete effectively in its market; (x) adapt to rapid regulatory and technological changes related to catalog operations, E-commerce and the Internet; and (xi) protect its trademarks, service marks, and copyrights. These and other uncertainties generally attributable to businesses engaging in catalog operations, E-commerce and the Internet must be considered when evaluating the Company's investment in and notes receivable from Gifts.com, Inc., and the Company's participation in the business of Gifts.com, Inc. An impairment of the Company's investment in and notes receivable from Gifts.com, Inc. could have an adverse effect on the Company's results of operations and financial condition. The Company could lose its entire investment in and notes receivable from Gifts.com, Inc.


Highly Competitive Markets

     The markets in which StarTek operates are highly competitive. Management expects competition to persist and intensify in the future. The Company's competitors include small firms offering specific applications, divisions of large companies, large independent firms and, most significantly, in-house operations of StarTek's existing and potential clients. A number of competitors have or may develop financial and other resources greater than those of the Company. Similarly, there can be no assurance additional competitors with greater name recognition and resources than the Company will not enter the markets in which the Company operates. In-house operations of the Company's existing and potential clients are significant competitors of the Company. As a result, StarTek's performance and growth could be materially and adversely affected if its clients decide to provide in-house services currently outsourced, or if potential clients retain or increase their in-house capabilities. Moreover, a decision by its principal client to consolidate its outsourced services with a company other than StarTek would materially and adversely affect the Company's business. Additionally, competitive pressures from current or future competitors could result in substantial price erosion, which could materially and adversely affect the Company's business, results of operations, and financial condition.

Difficulties in Managing Business Undergoing Rapid Growth



         The Company has experienced rapid growth in years prior to 2000 and anticipates future growth. Anticipated growth depends on a number of factors, including the Company's ability to: (i) initiate, develop, and maintain new and existing client relationships, particularly relationships with its principal client(s); (ii) expand its sales and marketing organization; (iii) recruit, motivate, and retain qualified management, customer support, and other personnel; (iv) rapidly expand capacity of its existing facilities or identify, acquire or lease suitable additional facilities on acceptable terms and complete build-outs of such facilities in a timely and economic fashion; (v) provide high quality services to its clients; and (vi) maintain relationships with high-quality and reliable suppliers. Continued rapid growth can be expected to place significant strain upon the Company's management, employees, operations, operating and financial systems, and other resources. To accommodate such growth and to compete effectively, the Company must continue to implement and improve its information systems, procedures, and controls and expand, train, motivate, and manage its workforce. There can be no assurance the Company's personnel, systems, procedures, and controls will be adequate to support the Company's future operations. Further, there can be no assurance the Company will be able to maintain or accelerate its current growth, effectively manage its expanding operations, or achieve planned growth on a timely and profitable basis. If the Company is unable to manage growth effectively or if growth does not occur, its business, results of operations, and financial condition could be materially and adversely affected.

Risks Associated with Rapidly Changing Technology


         Continued and substantial world-wide use and development of the Internet as a delivery system for computer software, hardware, computer games, other computer related products, and products in general could significantly and adversely affect demand for the Company's services. Additionally, the Company's success is significantly dependent on its computer equipment, telecommunications equipment, software systems, operating systems, and financial systems. The Company has begun implementation of an enterprise resource planning system to replace its current material resource planning system. There can be no assurance the Company will be able to timely and successfully implement its new system, develop and market any new services, or that such services will be commercially successful, or clients' and competitors' technologies or services will not render the Company's services obsolete. Furthermore, the Company's failure to successfully and timely implement sophisticated technology or to respond effectively to technological changes in general, would have a material adverse effect on the Company's success, growth prospects, results of operations, and financial condition.


Dependence on Labor Force



         StarTek's success is largely dependent on its ability to recruit, hire, train, and retain qualified employees. The Company's business is labor intensive and continues to experience relatively high personnel turnover. The Company's operations, especially its technical support teleservices, generally require specially trained employees. Increases in the Company's employee turnover rate could increase the Company's recruiting and training costs and decrease its operating efficiency and productivity. Also, the addition of new clients or implementation of new projects for existing clients may require the Company to recruit, hire, and train personnel at accelerated rates. There can be no assurance the Company will be able to successfully recruit, hire, train, and retain sufficient qualified personnel to adequately staff for existing business or future growth. Additionally, since a substantial portion of the Company's operating expenses consist of labor related costs, continued labor shortages together with increases in wages (including minimum wages as mandated by the U.S. federal government, employee benefit costs, employment tax rates, and other labor related expenses) could have a material adverse effect on StarTek's business, operating profit, and financial condition. Furthermore, certain of StarTek's facilities are located in areas with relatively low unemployment rates, thus potentially making it more difficult and costly to hire qualified personnel.


Risks Associated with General Economic Conditions

         StarTek operates within US and international economies which are subject to various economic, market and other factors. The Company, as well as its clients, can be particularly vulnerable to recession or other significant economic events or downturn. The US economy and related financial markets have experienced generally downward fluctuations in the past twelve months. Economic instability or continued downturn may continue for the foreseeable future. These broad economic factors can adversely affect StarTek's revenue and profit margins.

Risks Associated with International Operations and Expansion


         StarTek currently conducts business in Europe and Asia, in addition to its North America operations. Such international operations accounted for approximately 23.8% of the Company's revenues for the year ended December 31, 2000. There can be no assurance the Company will be able to continue or expand its capacity to market, sell, and deliver its services in international markets, or develop relationships with other businesses to expand its international operations. The Company expects gross margins in its Asia operations to decline in 2001. Additionally, there are certain risks inherent in conducting international business, including: (i) exposure to foreign currency fluctuations against the U.S. dollar; (ii) competition from others regarding labor and material costs; (iii) potentially longer working capital cycles; (iv) greater difficulties in collecting accounts receivable; (v) difficulties in complying with a variety of foreign laws and foreign tax regulations; (vi) unexpected changes in foreign government programs, policies, regulatory requirements and labor laws; (vii) difficulties in staffing and effectively managing foreign operations; and (viii) political instability and adverse tax consequences. There can be no assurance that one or more of such factors will not have a material adverse effect on the Company's international operations and, consequently, on the Company's business, results of operations, growth prospects, and financial condition.

Control by Principal Stockholders



         As of February 28, 2001, A. Emmet Stephenson, Jr., Chairman of the Board and co-founder of the Company, and his family beneficially own approximately 62.4% of the Company's outstanding common stock. As a result, Mr. Stephenson and his family will be able to elect the entire Board of Directors of the Company and to control substantially all other matters requiring action by the Company's stockholders. Additionally, substantially all of the Company's revenues, operating expenses, and operating results in general are derived from the Company's wholly-owned subsidiaries. Mr. Stephenson is the sole director for each of the Company's wholly-owned subsidiaries. Such voting concentration may discourage, delay or prevent a change in control of the Company and its wholly-owned subsidiaries. In connection with Domain.com, Inc.'s 19.9% equity interest in Gifts.com, Inc., Mr. Stephenson is also a director of Gifts.com, Inc. Previously, Gifts.com, Inc. was a wholly-owned subsidiary of The Reader's Digest Association, Inc. Domain.com, Inc. is a wholly-owned subsidiary of StarTek, Inc. Gifts.com, Inc. provides two Internet web sites that sell gifts on-line, and operates a gifts catalog business.


Dependence on Key Personnel



         The Company's success to date has depended in part on the skills and efforts of Mr. Stephenson and Michael W. Morgan, President, Chief Executive Officer, Director, and co-founder of the Company. As of February 28, 2001, Mr. Stephenson and his family and Mr. Morgan beneficially own approximately 62.4% and 4.3% of the Company's outstanding common stock, respectively. Mr. Stephenson has not entered into an employment agreement with the Company and there can be no assurance the Company can retain the services of Mr. Stephenson. On January 1, 2001 the Company entered into an employment agreement with Michael W. Morgan. The agreement, filed as an exhibit to this Form 10-K, provides for, among other things, the executive services of Mr. Morgan as determined by the Board of Directors through July 15, 2004. The loss of either Mr. Stephenson, Mr. Morgan, or the Company's inability to hire and retain other qualified officers, directors and key employees, could have a material adverse effect on the Company's success, growth prospects, results of operations, and financial condition.


Dependence on Key Industries and Trends Toward Outsourcing



         StarTek's current client base generally consists of companies engaged primarily in the computer software, computer hardware, Internet, E-commerce, technology, and telecommunications industries. The Company's business and growth is largely dependent on continued demand for its services from clients in these industries and industries targeted by the Company, and current trends in such industries to outsource various non-core functions which are offered on an outsourced basis by the Company. A general economic downturn in the computer industry or in other industries targeted by the Company, or a slowdown or reversal of the trend in these industries to outsource services provided by the Company, could materially and adversely affect the Company's business, results of operations, growth prospects, and financial condition.

Risks Associated with the Company's Contracts


         The Company typically enters into written agreements with each client for outsourced services, or performs services on a purchase order basis. Under substantially all of the Company's significant arrangements with its clients, including its principal client(s), the Company typically generates revenues based on the number and duration of customer inquiries, and volume, complexity, and type of components involved in its clients' products. Consequently, the amount of revenues generated from any particular client is generally dependent upon customers' purchase and use of StarTek's clients' products. There can be no assurance as to the number of customers who will be attracted to the products of the Company's clients or that the Company's clients will continue to develop new products that will require the Company's services. Although the Company currently seeks to sign multi-year contracts with its clients, the Company's contracts generally: (i) permit termination upon relatively short notice by its clients; (ii) do not designate the Company as its clients' exclusive outsourcing service provider; (iii) do not penalize its clients for early termination, and;
(iv) generally hold the Company responsible for work performed which does not meet certain pre-defined specifications. To the extent the Company works on a purchase order basis, agreements with its clients frequently do not provide for minimum purchase requirements, except in connection with certain of its technical support services. Certain of the Company's contracts require the Company, through its wholly-owned subsidiaries and for certain of its facilities and services, to maintain ISO 9002 certification.

Risks of Business Interruptions


         StarTek's operations depend on its ability to protect its facilities, clients' products, confidential client information, computer equipment, telecommunications equipment, and software systems against damage from Internet interruption, fire, power loss, telecommunications interruption, E-commerce interruption, natural disaster, theft, unauthorized intrusion, computer viruses, other emergencies, and ability of its suppliers to deliver component parts quickly. While the Company maintains certain procedures and contingency plans to minimize the detrimental impact of such events, there can be no assurance such procedures and plans will be successful. In the event the Company experiences temporary or permanent interruptions or other emergencies at one or more of its facilities, the Company's business could be materially and adversely affected and the Company may be required to pay contractual damages to its clients, or allow its clients to terminate or renegotiate their arrangements with the Company. While the Company maintains property and business interruption insurance, such insurance may not adequately and/or timely compensate the Company for all losses it may incur. Further, some of the Company's operations, including telecommunication systems and telecommunication networks, and the Company's ability to timely and consistently access and use 24 hours per day, seven days per week, telephone, Internet, E-commerce, E-mail, facsimile connections, and other forms of communication are substantially dependent upon telephone companies, Internet service providers, and various telecommunications infrastructure. If such communications are interrupted on a short or long-term basis, the Company's services would be similarly interrupted and delayed.

Volatility of Stock Price


         The market price of StarTek's common stock has been highly volatile and could be subject to wide fluctuations in response to quarterly variations in operating results, the success of the Company in implementing its business and growth strategies, announcements of new contracts or contract cancellations, announcements of technological innovations or new products and services by the Company or its competitors, changes in financial estimates by securities analysts, or other events or factors. Additionally, the stock market has experienced substantial price and volume fluctuations that have particularly effected the market prices of equity securities of many companies, and that have often been unrelated to the operating performance of such companies. These broad market fluctuations may adversely affect the market price of StarTek's common stock. Additionally, since only a minority portion of StarTek's outstanding common stock is currently available for trading without restriction under Rule 144, and since such stock sometimes trades at a relatively low volume level, any change in demand for such stock can be expected to substantially influence market prices of StarTek's outstanding common stock. The price of StarTek, Inc. shares varied from a high of $79.25 to a low of $11.75 during 2000.


Risks related to the Company's portfolio of Internet domain names



         Through its wholly-owned subsidiary Domain.com, Inc., the Company owns a portfolio of Internet domain names. The estimated fair market value of domain names owned by the Company is difficult to assess because the Company, to date, has had limited activity related to its Internet domain name portfolio. An investor in the Company's common stock must consider the challenges, risks, and uncertainties frequently encountered by early stage companies using new and unproven business models in new and rapidly evolving markets. These challenges influencing the Company's ability to benefit from its portfolio of Internet domain names include the Company's ability to: (i) execute on its business model; (ii) increase brand recognition of the Internet domain names within the Company's portfolio; and (iii) protect trademarks, service marks, and copyrights related to the domain names. These and other uncertainties generally attributable to businesses engaging in E-commerce and the Internet must be considered when evaluating the Company's portfolio of Internet domain names, and prospects of the Company's Internet web site operations anticipated to be developed from these domain names.

                                   APPENDIX B



                         STARTEK, INC. AND SUBSIDIARIES

            QUANTITATIVE AND QUALITATIVE DISCLOSURE ABOUT MARKET RISK

     The following discusses the Company's exposure to market risks related to changes in interest rates and other general market risks, equity market prices and other general market risks, and foreign currency exchange rates as of December 31, 2000. All of the Company's investment decisions are supervised or managed by its Chairman of the Board. The Company's investment portfolio policy, approved and amended by the Board of Directors during 1999, provides for investment objectives and portfolio allocation guidelines. This discussion contains forward-looking statements subject to risks and uncertainties. Actual results could vary materially as a result of a number of factors, including but not limited to, changes in interest and inflation rates or market expectations thereon, equity market prices, foreign currency exchange rates, and those set forth in the "Management's Discussion and Analysis of Financial Condition and Results of Operations" -- "Factors That May Affect Future Results" section of this Form 10-K. Also see Note 1 and 3 to the consolidated financial statements set forth herein for a further discussion of the Company's cash, cash equivalents, and investments.

Interest Rate Sensitivity and Other General Market Risks

     Cash and Cash Equivalents. The Company had $22.5 million in cash and cash equivalents, which consisted of: (i) $21.9 million invested in various money market funds, overnight investments, and various commercial paper securities at a combined weighted average interest rate of approximately 6.5%; and (ii) $0.6 million in various non-interest bearing accounts. Cash and cash equivalents are not restricted. Management considers cash equivalents to be short-term, highly liquid investments readily convertible to known amounts of cash, and so near their maturity they present insignificant risk of changes in value because of changes in interest rates. The Company does not expect any substantial loss with respect to its cash and cash equivalents as a result of interest rate changes, and estimated fair value of its cash and cash equivalents approximates original cost.

     Investments Available for Sale. The Company had investments available for sale, which, in aggregate, had an original cost and fair market value of $18.4 million and $17.6 million, respectively. Investments available for sale generally consisted of corporate bonds, foreign government bonds denominated in US dollars, bond mutual funds, and various forms of equity securities. The Company's investment portfolio is subject to market risk and interest and inflation rate risks. These investments will fall in value if interest and/or inflation rates thereon increase.

     Fair market value of and estimated cash flows from the Company's investments in corporate bonds are substantially dependent upon credit worthiness of certain corporations expected to repay their debts to the Company. If such corporations' financial condition and liquidity adversely changes, the Company's investments in their debts can be expected to be materially and adversely affected.

     The Company's investments in foreign government bonds denominated in US dollars entail special risks of global investing. These risks include, but are not limited to: (i) currency exchange fluctuations which could adversely affect the ability of foreign governments to repay their debts in US dollars; (ii) foreign government regulations; and (iii) potential for political and economic instability. Fair market value of investments in foreign government bonds (denominated in US dollars) can be expected to be more volatile than that of US government bonds. These risks are intensified for the Company's investments in debt of foreign governments located in countries generally considered to be emerging markets.


     The table below provides information about maturity dates and corresponding weighted average interest rates related to certain of the Company's investments available for sale:

                              WEIGHTED                               EXPECTED MATURITY DATE
                              AVERAGE                                        -COST-
                           INTEREST RATES                            (DOLLARS IN THOUSANDS)
                           --------------------------------------------------------------------------------------------------------
                                              1 year    2 years    3 years    4 years    5 years   Thereafter   Total   Fair Value
                                              ------    -------    -------    -------    -------   ----------   -----   ----------
Corporate bonds                9.37%         $ 3,988         --       $ --         --       $ --         --    $ 3,988      $ 4,287
Corporate bonds                8.73%              --    $ 2,082         --         --         --         --      2,082        1,993
Corporate bonds                5.69%              --         --         --    $ 1,011         --         --      1,011          940
Foreign government bonds       9.26%              --         --         --         --         --    $ 1,438      1,438        1,616
                                             --------------------------------------------------------------------------------------
Total                                        $ 3,988    $ 2,082       $ --    $ 1,011       $ --    $ 1,438    $ 8,519      $ 8,836
                                             ======================================================================================

     Management believes the Company has the ability to hold the foregoing investments until maturity, and therefore, if held to maturity, the Company would not expect the future proceeds from these investments to be affected, to any significant degree, by the effect of a sudden change in market interest rates. Declines in interest rates over time will, however, reduce the Company's interest income derived from future investments.

     As part of its investments available for sale portfolio, the Company was invested in equity securities which, in aggregate, had an original cost and fair market value of $9.9 million and $8.8 million, respectively.

         Outstanding Debt of the Company. The Company had outstanding debt of $11.5 million, $1.9 million of which bears interest at an annual fixed rate of 7.0%, and $1.8 million of which bears no interest as long as the Company complies with the terms of this debt arrangement. On October 22, 1999, the Company completed an equipment loan, $1.5 million outstanding, whereby the Company is expected to repay its debt at a variable rate of interest over a forty-eight month period. On December 14, 2000, the Company, through its wholly-owned subsidiary StarTek USA, Inc., completed an equipment loan arrangement with a finance company maturing November 14, 2004. In connection with the equipment loan, the Company received cash of $2.1 million in exchange for providing, among other things, certain collateral which generally consisted of computer hardware and software, various forms of telecommunications equipment, and furniture and fixtures whose estimated cost was equal to the principal amount of the equipment loan. The equipment loan arrangement provides for interest at a fixed rate of 7.65%, and forty-eight consecutive monthly payments. StarTek USA, Inc. is required, from time to time, to maintain certain operating ratios. As of December 31, 2000 and the date of this Form 10-K, StarTek USA, Inc. was in compliance with these financial covenants.

         Management believes a hypothetical 10.0% increase in interest rates would not have a material adverse affect on the Company. Increases in interest rates would, however, increase interest expense associated with the Company's existing variable rate equipment loan and future borrowings by the Company, if any. For example, the Company may from time to time effect borrowings under its $5.0 million line of credit for general corporate purposes, including working capital requirements, capital expenditures, and other purposes related to expansion of the Company's capacity. Borrowings under the $5.0 million line of credit bear interest at the lender's prime rate (9.5%, as of December 31, 2000). The Company had drawn $4.0 million from this line of credit, which was repaid on January 3, 2001. As of December 31, 2000 and the date of this Form 10-K, the Company was in compliance with the financial covenants pertaining to the line of credit. In the past, the Company has not hedged against interest rate changes.

Equity Price Risks and Other General Market Risks

         Equity Securities. The Company held in its investments available for sale portfolio certain equity securities with original cost and fair market value, in aggregate, of $9.9 million and $8.8 million, respectively. Equity securities primarily consisted of publicly traded common stock of US based companies, equity mutual funds, and real estate investment trusts. A substantial decline in values of equity securities and equity prices in general would have a material adverse affect on the Company's equity investments. Also, prices of common stocks held by the Company would be materially and adversely affected by increasing inflation and/or interest rates or market expectations thereon, poor management, shrinking product demand, and other risks that may affect single companies, as well as groups of companies. The Company has partially hedged against some equity price changes.

         Trading Securities. The Company was invested in trading securities, which, in aggregate, had an original cost and fair market value of $14.6 million and $14.8 million, respectively. Trading securities consisted primarily of US and international mutual funds, investments in limited partnerships, and US equity securities. Trading securities were held to meet short-term investment objectives. As part of trading securities and as of December 31, 2000, the Company had sold call options for a total of 58,000 shares of US equity securities which, in aggregate, had a basis and market value of $0.1 million and $0.02 million, respectively, and sold put options for a total of 60,000 shares of US equity securities which, in aggregate, had a basis and market value of $0.1 million and $0.1 million, respectively,. The foregoing call and put options were reported net as components of trading securities and expire between January 19 and April 20, 2001.

         Risk of loss to the Company in the event of nonperformance by any party is not considered substantial. Because of potential limited liquidity of some of these instruments, recorded values of these transactions may be different from values that might be realized if the Company were to sell or close out the transactions. Such differences are not considered substantial to the Company's results of operations, financial condition, or liquidity. The foregoing call and put options, may involve elements of credit and market risks in excess of the amounts recognized in the Company's financial statements. A substantial decline and/or change in value of equity securities, equity prices in general, international equity mutual funds, investments in limited partnerships, and/or call and put options could have a material adverse affect on the Company's portfolio of trading securities. Also, trading securities could be materially and adversely affected by increasing interest and/or inflation rates or market expectations thereon, poor management, shrinking product demand, and other risks that may affect single companies, as well as groups of companies.

Foreign Currency Exchange Risks

         Of the Company's revenues for the year ended December 31, 2000, 23.8% were derived from arrangements whereby the Company received payments from clients in currencies other than US dollars. Terms of the Company's agreements with clients and subcontractors are typically in US dollars except for certain agreements related to its United Kingdom and Singapore operations. If an arrangement provides for the Company to receive payments in a foreign currency, revenues realized from such an arrangement may be less if the value of such foreign currency declines. Similarly, if an arrangement provides for the Company to make payments in a foreign currency, cost of services and operating expenses for such an arrangement may be more if the value of such foreign currency increases. For example, a 10% change in the relative value of such foreign currency could cause a related 10% change in the Company's previously expected revenues, cost of services, and operating expenses. If the international portion of the Company's business continues to grow, more revenues and expenses will be denominated in foreign currencies, which increases the Company's exposure to fluctuations in currency exchange rates. In the past, the Company has not hedged against foreign currency exchange rate changes related to its United Kingdom and Singapore operations.

                                   APPENDIX C



                         STARTEK, INC. AND SUBSIDIARIES

                        CONSOLIDATED FINANCIAL STATEMENTS


                         REPORT OF INDEPENDENT AUDITORS



The Board of Directors and Stockholders
StarTek, Inc.

         We have audited the accompanying consolidated balance sheets of StarTek, Inc. and subsidiaries (the "Company") as of December 31, 2000 and 1999, and the related consolidated statements of operations, cash flows and stockholders' equity for each of the three years in the period ended December 31, 2000. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

         We conducted our audits in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

         In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of StarTek, Inc. and subsidiaries at December 31, 1999 and 2000, and the consolidated results of their operations and their cash flows for each of the three years in the period ended December 31, 2000, in conformity with accounting principles generally accepted in the United States.

Ernst & Young LLP

Denver, Colorado
February 14, 2001

                         STARTEK, INC. AND SUBSIDIARIES


                           Consolidated Balance Sheets
                             (dollars in thousands)

                                                               DECEMBER 31      DECEMBER 31
                                                                  1999             2000
                                                               -----------      ----------
ASSETS

Current assets:
      Cash and cash equivalents                                 $  11,943        $  22,543
      Investments                                                  23,907           32,413
      Trade accounts receivable, less allowance for
         doubtful accounts of $775 and $672, respectively          21,792           20,399
      Inventories                                                   3,740            1,946
      Deferred tax assets                                           2,363            1,902
      Prepaid expenses and other assets                               448              742
                                                                ---------        ---------
Total current assets                                               64,193           79,945

Property, plant and equipment, net                                 26,758           29,891
Investment in Gifts.com, Inc., at cost                              2,606            2,606
Notes receivable from Gifts.com, Inc.                               7,818            9,807
Other assets                                                           60               34
                                                                ---------        ---------
Total assets                                                    $ 101,435        $ 122,283
                                                                =========        =========

LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
      Accounts payable                                          $  16,148        $   8,375
      Accrued liabilities                                           4,443            5,962
      Income taxes payable                                          1,384            3,108
      Line of credit                                                   --            4,000
      Current portion of capital lease obligations                     32               --
      Current portion of long-term debt                             1,428            1,992
      Other                                                           544              362
                                                                ---------        ---------
Total current liabilities                                          23,979           23,799

Capital lease obligations, less current portion                        42               --
Long-term debt, less current portion                                5,922            5,505
Deferred income taxes                                                 446              725
Other                                                                  --              290

Stockholders' equity:
      Common stock                                                    140              140
      Additional paid-in capital                                   45,681           47,095
      Cumulative translation adjustment                                25                8
      Unrealized loss on investments available for sale              (596)            (495)
      Retained earnings                                            25,796           45,216
                                                                ---------        ---------
Total stockholders' equity                                         71,046           91,964
                                                                ---------        ---------
Total liabilities and stockholders' equity                      $ 101,435        $ 122,283
                                                                =========        =========


See notes to consolidated financial statements.

                         STARTEK, INC. AND SUBSIDIARIES


                         Consolidated Income Statements
                  (dollars in thousands, except per share data)


                                                   YEAR ENDED DECEMBER 31
                                       -----------------------------------------------
                                           1998              1999              2000
                                       -----------       -----------       -----------

Revenues                               $   140,984       $   205,227       $   200,750
Cost of services                           115,079           166,880           153,629
                                       -----------       -----------       -----------
Gross profit                                25,905            38,347            47,121

Selling, general and
     administrative expenses                14,714            20,338            20,950
                                       -----------       -----------       -----------
Operating profit                            11,191            18,009            26,171
Net interest income and other                2,254             2,814             4,655
                                       -----------       -----------       -----------
Income before income taxes                  13,445            20,823            30,826
Income tax expense                           4,901             7,800            11,406
                                       -----------       -----------       -----------
Net income (A)                         $     8,544       $    13,023       $    19,420
                                       ===========       ===========       ===========

Weighted average shares of
     common stock (B)                   13,828,571        13,874,556        14,016,851
Dilutive effect of stock options                --           264,593           262,558
                                       -----------       -----------       -----------
Common stock and common stock
     equivalents (C)                    13,828,571        14,139,149        14,279,409
                                       ===========       ===========       ===========

Earnings per share:
     Basic (A/B)                       $      0.62       $      0.94       $      1.39
     Diluted (A/C)                     $      0.62       $      0.92       $      1.36


See notes to consolidated financial statements.

                         STARTEK, INC. AND SUBSIDIARIES

                      Consolidated Statements of Cash Flows
                             (dollars in thousands)

                                                                               YEAR ENDED DECEMBER 31
                                                                      ----------------------------------------
                                                                        1998            1999            2000
                                                                      --------        --------        --------
OPERATING ACTIVITIES
Net income                                                            $  8,544        $ 13,023        $ 19,420
Adjustments to reconcile net income to net cash provided
      by operating activities:
      Depreciation and amortization                                      2,852           4,715           5,482
      Deferred income taxes                                               (577)           (884)            691
      Loss (gain) on sale of assets                                       (106)              3             (80)
      Changes in operating assets and liabilities:
         Purchases of trading securities, net                               --          (1,146)        (13,668)
         Trade accounts receivable, net                                 (7,958)         (1,316)          1,393
         Inventories                                                      (233)           (968)          1,794
         Prepaid expenses and other assets                                 (17)           (283)           (268)
         Accounts payable                                                8,046          (1,285)         (7,773)
         Income taxes payable                                            1,838           1,094           2,434
         Accrued and other liabilities                                     679           2,874           1,627
                                                                      --------        --------        --------
Net cash provided by operating activities                               13,068          15,827          11,052

INVESTING ACTIVITIES
Purchases of investments available for sale                            (18,684)        (19,123)        (15,818)
Proceeds from disposition of investments available for sale              8,397          13,197          21,140
Purchases of property, plant and equipment                             (14,108)        (12,593)         (8,909)
Proceeds from disposition of property, plant and equipment                 181               2             284
Investment in Gifts.com, Inc.                                               --          (2,606)             --
Notes receivable from Gifts.com, Inc.                                       --          (7,818)         (1,989)
                                                                      --------        --------        --------
Net cash used in investing activities                                  (24,214)        (28,941)         (5,292)

FINANCING ACTIVITIES
Stock options exercised                                                     --           2,368             704
Principal payments on borrowings, net                                      (62)         (1,057)         (1,998)
Proceeds from borrowings and capital lease obligations                   3,729           4,331           6,145
Principal payments on capital lease obligations                            (80)            (14)            (74)
                                                                      --------        --------        --------
Net cash provided by financing activities                                3,587           5,628           4,777
Effect of exchange rate changes on cash                                    192            (164)             63
                                                                      --------        --------        --------
Net (decrease) increase in cash and cash equivalents                    (7,367)         (7,650)         10,600
Cash and cash equivalents at beginning of period                        26,960          19,593          11,943
                                                                      --------        --------        --------
Cash and cash equivalents at end of period                            $ 19,593        $ 11,943        $ 22,543
                                                                      ========        ========        ========

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION
Cash paid for interest                                                $     58        $    332        $    332
Income taxes paid                                                     $  3,640        $  7,484        $  8,376
Property plant and equipment acquired or refinanced under
       long-term debt                                                 $  3,629        $  2,031        $  2,144
(Increase) decrease in unrealized loss on investments available
       for sale, net of tax                                           $   (514)       $     10        $    101


   See notes to consolidated financial statements.

                         STARTEK, INC. AND SUBSIDIARIES

                 Consolidated Statements of Stockholders' Equity
                             (dollars in thousands)


                                                                                                    ACCUMULATED
                                              COMMON STOCK            ADDITIONAL                        OTHER              TOTAL
                                           -------------------         PAID-IN         RETAINED    COMPREHENSIVE       STOCKHOLDERS'
                                           SHARES       AMOUNT         CAPITAL         EARNINGS        INCOME             EQUITY
                                          ------------------------------------------------------------------------------------------
Balance, December  31, 1997               13,828,571    $ 138         $ 41,661          $ 4,229        $ (22)             $ 46,006

     Net income                                   --      --             --              8,544           --                  8,544
     Cumulative translation adjustment            --      --             --               --             97                     97
     Unrealized loss on investments
         available for sale                       --      --             --               --           (514)                 (514)
                                                                                                                          --------
     Comprehensive income                         --      --             --               --             --                  8,127
                                                                                                                          --------
                                          ------------------------------------------------------------------------------------------
Balance, December  31, 1998               13,828,571      138           41,661           12,773         (439)               54,133

     Stock options exercised                 158,540      2             2,366             --             --                  2,368
     Income tax benefit from stock
         options exercised                        --      --            1,654             --             --                  1,654

     Net income                                   --      --             --             13,023           --                 13,023
     Cumulative translation adjustment            --      --             --               --           (142)                 (142)
     Unrealized gain on investments
         available for sale                       --      --             --               --             10                     10
                                                                                                                          --------
     Comprehensive income                         --      --             --               --             --                 12,891
                                                                                                                          --------
                                          ------------------------------------------------------------------------------------------
Balance, December  31, 1999               13,987,111     140          $ 45,681         $ 25,796       $ (571)             $ 71,046

     Stock options exercised                  46,110      --             704              --             --                    704
     Income tax benefit from stock
         options exercised                        --      --             710              --             --                    710

     Net income                                   --      --             --             19,420           --                 19,420
     Cumulative translation adjustment            --      --             --               --            (17)                  (17)
     Unrealized gain on investments
         available for sale                       --      --             --               --            101                    101
                                                                                                                          --------
     Comprehensive income                         --      --             --               --             --                 19,504
                                                                                                                          --------
                                          ------------------------------------------------------------------------------------------
Balance, December  31, 2000               14,033,221    $ 140         $ 47,095         $ 45, 216      $ (487)             $ 91,964
                                          ==========================================================================================


See notes to consolidated financial statements.

                         STARTEK, INC. AND SUBSIDIARIES

                   Notes to Consolidated Financial Statements
                  (dollars in thousands, except per share data)

1.       BASIS OF PRESENTATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

         StarTek, Inc.'s business was founded in 1987 and, through its wholly-owned subsidiaries, has provided outsourced process management services since inception. On December 30, 1996, StarTek, Inc. (the "Company" or "StarTek") was incorporated in Delaware, and in June 1997 StarTek completed an initial public offering of its common stock. Prior to December 30, 1996, StarTek USA, Inc. and StarTek Europe, Ltd. conducted business as affiliates under common control. In 1998, the Company formed StarTek Pacific, Ltd., a Colorado corporation and Domain.com, Inc., a Delaware corporation, both of which are also wholly-owned subsidiaries of the Company. StarTek, Inc. is a holding company for the businesses conducted by its wholly-owned subsidiaries. The consolidated financial statements include accounts of all wholly-owned subsidiaries after elimination of intercompany accounts and transactions.

         Business Operations

         StarTek has an established position as a global provider of process management service platforms and owns and operates branded vertical market Internet web sites. The Company's process management service platforms include offering of a comprehensive supply chain management services, high-end inbound technical support, provisioning management for complex telecommunications systems, and E-commerce support and fulfillment. As an outsourcer of process management services as its core business, StarTek allows its clients to focus on their primary business, reduce overhead, replace fixed costs with variable costs, and reduce working capital needs. The Company has continuously expanded its process management business and facilities to offer additional outsourcing services in response to growing needs of its clients and to capitalize on market opportunities, both domestically and internationally. The Company has process management operations in North America, Europe, and Asia.

         StarTek owns a portfolio of branded vertical market Internet web sites and operates certain sites, including airlines.com and wedding.com. In September 1999, StarTek and The Reader's Digest Association, Inc. entered into certain arrangements whereby StarTek obtained a 19.9% ownership interest in Gifts.com, Inc. (formerly known as Good Catalog Company). Gifts.com, Inc. provides two Internet web sites that sell gifts on-line and operates a gifts catalog business. The Company's investment in Gifts.com, Inc. is carried at cost. The Company does not exercise significant influence over financial or operating policies of Gifts.com, Inc.

         Foreign Currency Translation

         Assets and liabilities of the Company's foreign operations are translated into U.S. dollars at current exchange rates. Revenues and expenses are translated at average monthly exchange rates. Resulting translation adjustments, net of applicable deferred income taxes (1999 - $15; 2000 - $5), are reported as a separate component of stockholders' equity. Foreign currency transaction gains and losses are included in determining net income. Such gains and losses were not material for any period presented.

         Comprehensive Income

         Financial Accounting Standards Board Statement No. 130, "Reporting Comprehensive Income", establishes rules for the reporting and display of comprehensive income. Comprehensive income is defined essentially as all changes in stockholders' equity, exclusive of transactions with owners. Comprehensive income was $8,127, $12,891, and $19,504 for 1998, 1999, and 2000 respectively.

     Use of Estimates

         The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires the Company's management to make estimates and assumptions that affect amounts reported in the Company's consolidated financial statements and accompanying notes. Actual results could differ from those estimates.

         The allowances for doubtful accounts at December 31, 1997 and 1998 were $383 and $441 , respectively. Provision (credit) for bad debts added (deducted) to the allowance for doubtful accounts was $124, $472, and ($75) for 1998, 1999, and 2000, respectively. Charges to the allowance for doubtful accounts, principally for charged off accounts, were $66, $138, and $28 for 1998, 1999, and 2000, respectively.

         Inventory is carried net of allowance for loss in the balance sheets and the allowance was $110, $378, $596, and $437 at December 31, 1997, 1998,
1999, and 2000, respectively. Expense added to the allowance was $665, $325, and $16 for 1998, 1999, and 2000, respectively. Charges to the allowance, principally for inventory losses, were $397, $107, and $175 for 1998, 1999, and 2000, respectively.

                         STARTEK, INC. AND SUBSIDIARIES

                  (dollars in thousands, except per share data)

1. BASIS OF PRESENTATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

         Revenue Recognition

         Revenues are recognized as services are completed.

         Training

         Training costs pertaining to start-up and ongoing projects are expensed during the year incurred.

         Fair Value of Financial Instruments

         Financial instruments consist of cash and cash equivalents, investments, accounts receivable, accounts payable, notes receivable, debt, and capital lease obligations. Carrying values of cash and cash equivalents, accounts receivable, and accounts payable approximate fair value. Investments are reported at fair value. Management believes differences between fair values and carrying values of notes receivable, debt, and capital lease obligations would not be materially different because interest rates approximate market rates for material items.

         Cash and Cash Equivalents

         The Company considers cash equivalents to be short-term, highly liquid investments readily convertible to known amounts of cash and so near their maturity they present insignificant risk of changes in value because of changes in interest rates.

         Investments

         Investments available for sale consist of debt and equity securities reported at fair value, with unrealized gains and losses, net of tax (tax benefits of $360 and $295 for 1999 and 2000, respectively) reported as a separate component of stockholders' equity. There have been no unrealized gains and losses or declines in value judged to be other than temporary on investments available for sale. Original cost of investments available for sale, which are sold, is based on the specific identification method. Interest income from investments available for sale is included in net interest income and other. Trading securities and investments are carried at fair market values. Fair market values are determined by the most recently traded price of the security or underlying investment as of the balance sheet date. Gross unrealized gains and losses from trading securities are reflected in income currently and as part of net interest income and other.

         Derivative Instruments and Hedging Activities

         In June 1998, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 133 ("SFAS No. 133") "Accounting for Derivative Instruments and Hedging Activities". SFAS No. 133 establishes accounting and reporting standards requiring derivative instruments (including certain derivative instruments embedded in other contracts) to be recorded as either assets or liabilities measured at fair value. SFAS No. 133 requires changes in a derivative's fair value to be recognized currently in income unless specific hedge accounting criteria are met. Special accounting for qualifying hedges allow a derivative's gains and losses to offset related results on the hedged item in the income statement, and requires a company to formally document, designate, and assess effectiveness of transactions receiving hedge accounting treatment. SFAS No. 133 was effective for the Company on January 1, 2001. The adoption of SFAS No. 133 had no material impact on the Company.

         Inventories

         Inventories are valued at average costs that approximate actual costs computed on a first-in, first-out basis, not in excess of market value.

     Investment in Gifts.com, Inc., at cost

         Equity investments of less than 20% in non-publicly traded companies are carried at cost. Changes in value of these investments are not recognized unless impairment in value is deemed to be other than temporary.

                         STARTEK, INC. AND SUBSIDIARIES

                  (dollars in thousands, except per share data)

1. BASIS OF PRESENTATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

         PROPERTY, PLANT AND EQUIPMENT

         Property, plant, and equipment are stated at cost. Additions, improvements, and major renewals are capitalized. Maintenance, repairs, and minor renewals are expensed as incurred. Depreciation and amortization is computed using the straight-line method based on:

                                                                    Estimated Useful Lives
         Buildings and improvements                                       7 to 30.5 years
         Equipment                                                           3 to 5 years
         Furniture and fixtures                                                   7 years

     Income Taxes

          The Company accounts for income taxes using the liability method of accounting for income taxes as prescribed by Statement of Financial Accounting Standards No. 109, "Accounting for Income Taxes". Deferred income taxes reflect net effects of temporary differences between carrying amounts of assets and liabilities for financial reporting purposes and amounts used for income tax purposes. The Company is subject to foreign income taxes on its foreign operations.

2.       EARNINGS PER SHARE

         Basic earnings per share is computed on the basis of weighted average number of common shares outstanding. Diluted earnings per share is computed on the basis of weighted average number of common shares outstanding plus effects of outstanding stock options using the "treasury stock" method.

3.       INVESTMENTS

As of December 31, 1999, investments available for sale consisted of:

                                                        GROSS         GROSS        ESTIMATED
                                                     UNREALIZED    UNREALIZED        FAIR
                                          COST          GAINS        LOSSES          VALUE
                                       -----------------------------------------------------
         Corporate bonds               $ 14,472         $ 141      $  (577)        $ 14,036
         Foreign government bonds         3,418           155            --           3,573
         Bond mutual funds                1,992            --         (142)           1,850
         Equity securities                3,835           184         (717)           3,302
                                       -----------------------------------------------------
         Total                         $ 23,717         $ 480      $(1,436)        $ 22,761
                                       =====================================================

     As of December 31, 2000, investments available for sale consisted of:

                                                        GROSS         GROSS        ESTIMATED
                                                     UNREALIZED    UNREALIZED        FAIR
                                          COST          GAINS        LOSSES          VALUE
                                       -----------------------------------------------------
         Corporate bonds                $ 7,081         $ 139            --         $ 7,220
         Foreign government bonds         1,438           178            --           1,616
         Equity securities                9,871            --     $ (1,107)           8,764
                                       -----------------------------------------------------
         Total                         $ 18,390         $ 317     $ (1,107)        $ 17,600
                                       =====================================================

         As of December 31, 2000, amortized costs and estimated fair values of investments available for sale by contractual maturity were:

                                                                                 ESTIMATED
                                                                  COST           FAIR VALUE
                                                                ---------------------------
        Corporate bonds and foreign government bonds
           maturing within:
               One year                                         $ 3,988            $ 4,287
               Two to five years                                  3,093              2,933
               Due after five years                               1,438              1,616
                                                                ---------------------------
                                                                  8,519              8,836
        Equity securities                                         9,871              8,764
                                                                ---------------------------
        Total                                                   $18,390           $ 17,600
                                                                ===========================

           Equity securities primarily consisted of publicly traded common stock of US based companies, equity mutual funds, and real estate investment trusts.

                         STARTEK, INC. AND SUBSIDIARIES

                  (dollars in thousands, except per share data)

3.       INVESTMENTS (CONTINUED)

         As of December 31, 1999, the Company was invested in trading securities which, in the aggregate, had an original cost and fair market value of approximately $1,429 and $1,146, respectively. These trading securities consisted primarily of publicly traded common stock of US based companies and international equity mutual funds, together with certain hedging securities and various forms of derivative securities. As part of trading securities and as of December 31, 1999, the Company was invested in securities sold short related to a total of 24,421 shares of US equity securities which, in the aggregate, had a basis and estimated fair market value of approximately $1,845 and $2,160, respectively, all of which were reported net as components of trading securities. These securities sold short were used in conjunction with and were substantially offset by other trading securities, which taken together, represented a risk-arbitrage portfolio in US equity securities.

         As of December 31, 2000, the Company was also invested in trading securities, which, in the aggregate, had an original cost and fair market value of $14,571 and $14,813, respectively. Trading securities consisted primarily of US and international mutual funds and investments in limited partnerships. Certain investments include hedging and derivative securities. Trading securities were held to meet short-term investment objectives. As part of trading securities and as of December 31, 2000, the Company had sold call options for a total of 58,000 shares of US equity securities which, in the aggregate, had a basis and market value of $100 and $20, respectively, and sold put options for a total of 60,000 shares of US equity securities which, in the aggregate, had a basis and market value of $100 and $100, respectively. The foregoing call and put options were reported net as components of trading securities and expire between January 19 and April 20, 2001.

         Risk of loss to the Company in the event of nonperformance by any party is not considered substantial. Because of potential limited liquidity of some of these instruments, recorded values of these transactions may be different from values that might be realized if the Company were to sell or close out the transactions. Such differences are not considered substantial to the Company's results of operations, financial condition, or liquidity. The foregoing call and put options may involve elements of credit and market risks in excess of the amounts recognized in the Company's financial statements. A substantial decline and/or change in value of equity securities, equity prices in general, international equity mutual funds, investment limited partnerships, and/or call and put options could have a material adverse effect on the Company's portfolio of trading securities. Also, trading securities could be materially and adversely affected by increasing interest and/or inflation rates or market expectations thereon, poor management, shrinking product demand, and other risks that may affect single companies, as well as groups of companies.

4.       INVENTORIES

         The Company purchases components of its clients' products as an integral part of its process management services. At the close of an accounting period, packaged and assembled products (together with other associated costs) are reflected as finished goods inventories pending shipment. The Company generally has the right to be reimbursed from its clients for unused inventories. Client-owned inventories are not valued in the Company's balance sheet. Inventories consisted of:

                                                    DECEMBER 31
                                               ------------------
                                                 1999       2000
                                               ------------------
        Purchased components and
           fabricated assemblies               $ 1,986    $ 1,524
        Finished goods                           1,754        422
                                               ------------------
                                               $ 3,740    $ 1,946
                                               ==================


5.       INVESTMENT IN AND NOTES RECEIVABLE FROM GIFTS.COM, INC.,
         (FORMERLY NAMED GOOD CATALOG COMPANY)

         Effective September 15, 1999, the Company, through its wholly-owned subsidiary Domain.com, Inc. ("Domain.com"), entered into a contribution agreement (the "Contribution Agreement") and stockholders agreement with The Reader's Digest Association, Inc. ("Reader's Digest") and Gifts.com, Inc. (formerly known as Good Catalog Company), previously a wholly-owned subsidiary of Reader's Digest. On November 8, 1999, pursuant to the Contribution Agreement, Domain.com purchased 19.9% of the outstanding common stock of Gifts.com, Inc. for approximately $2,606 in cash. Reader's Digest owns the remaining 80.1% of the outstanding common stock of Gifts.com, Inc. The Contribution Agreement provides for an assignment from Domain.com to Gifts.com, Inc. of Domain.com's right, title, and interest in and to the URL www.gifts.com. Domain.com has the right to designate at least one member of Gifts.com, Inc.'s board of directors, which will consist of at least five directors. Effective November 1, 1999, Domain.com and Reader's Digest entered into a loan agreement pursuant to which Domain.com advanced an unsecured loan of $7,818 and Reader's Digest also advanced an unsecured loan to Gifts.com, Inc. ( the "Loans"). The Loans mature November 1, 2002, bear interest at a rate equal to a three month LIBO rate plus 2.0% per annum, and interest is payable quarterly. Gifts.com, Inc. provides two Internet web sites that sell gifts on-line and operates a gifts catalog business.

                         STARTEK, INC. AND SUBSIDIARIES

                  (dollars in thousands, except per share data)

5.       INVESTMENT IN AND NOTES RECEIVABLE FROM GIFTS.COM, INC.
         (FORMERLY NAMED GOOD CATALOG COMPANY) (CONTINUED)

         As part of the plan for Gifts.com, Inc., the Company, through its wholly-owned subsidiary Domain.com, Inc., agreed to advance two additional $995 loans to Gifts.com, Inc. The first loan was made August 2, 2000 and the second loan was made December 5, 2000. Both loans are governed by the same terms and conditions as those set forth in the loan agreement effective November 1, 1999. In conjunction with the loans made by Domain.com, Inc., and in order to maintain proportionate ownership interest, Reader's Digest Association, Inc., owning 80.1% of Gifts.com, Inc., made two loans in the amount of $4,005 each to Gifts.com, Inc., thereby maintaining an 80.1% ownership interest in Gifts.com, Inc.

         During 1999, the Company recognized $1,100 of revenues related to services performed for Gifts.com, Inc. and $89 of interest income. For 2000, the Company recognized $1,014 of revenues related to services performed for Gifts.com, Inc. and $713 of interest income. As of December 31, 2000, regular quarterly interest of $202 was due and current from Gifts.com, Inc.

         Management believes the Company's investment in and notes receivable from Gifts.com, Inc. are recoverable and no impairment loss provision is necessary. Gifts.com, Inc. is currently experiencing operating losses, negative cash flows and a deficiency in working capital. The Company could lose its entire investment in and notes receivable from Gifts.com, Inc. An impairment of the Company's investment in and notes receivable from Gifts.com, Inc. could have an adverse effect on the Company's result of operations and financial condition. The Company does not exercise significant influence over financial or operating policies of Gifts.com, Inc.

6.       PROPERTY, PLANT AND EQUIPMENT

                                                                      DECEMBER 31
                                                                -----------------------
                                                                  1999            2000
                                                                -----------------------
        Land                                                    $ 2,179         $ 2,184
        Buildings and improvements                               14,079          18,422
        Equipment                                                20,333          23,732
        Furniture and fixtures                                    2,219           2,813
                                                                -----------------------
                                                                 38,810          47,151
        Less accumulated depreciation and amortization          (12,052)        (17,260)
                                                                -----------------------
        Property, plant and equipment, net                      $26,758         $29,891
                                                                =======================


         In January 2001, the Company committed to spend $2,500 related to property, plant, and equipment.

7.   LINE OF CREDIT

         As of December 31, 1999 and 2000, the Company had a revolving $5,000 line of credit agreement with Wells Fargo Bank West N.A. No amount was outstanding under the line of credit as of December 31, 1999. As of December 31, 2000, $4,000 on the line of credit was outstanding, which was repaid on January 3, 2001. Interest is payable monthly and accrues at the prime rate of the bank (9.5% as of December 31, 2000). This revolving line of credit matures on April 30, 2001.

     The Company has pledged as security certain of its wholly-owned subsidiaries' accounts receivable under the revolving line of credit agreement. The Company must maintain working capital of $17,500 and tangible net worth of $25,000. The Company may not pay dividends in an amount which would cause a failure to meet these financial covenants. As of and for the year ended December 31, 2000, the Company was in compliance with the various financial and other covenants provided for under the line of credit.

8.       LEASES

     Amortization of equipment held under capital lease obligations is included in depreciation and amortization expense. Included in property, plant, and equipment in the accompanying consolidated balance sheets was the following equipment held under capital leases:

                                             DECEMBER 31
                                             -----------
                                                 1999
                                             -----------
         Equipment                               $162
         Less accumulated amortization           (100)
                                                 ----
                                                 $ 62
                                                 ====

                         STARTEK, INC. AND SUBSIDIARIES

                  (dollars in thousands, except per share data)

8.       LEASES (CONTINUED)

     The Company leases facilities and equipment under various non-cancelable operating leases. As of December 31, 2000, future minimum rental commitments for operating leases were:

                                                  OPERATING
                                                    LEASES
                                                  ---------
         2001                                      $ 683
         2002                                        657
         2003                                        435
         2004                                        260
         2005                                        235
         Thereafter                                  600
                                                  ------
         Total minimum lease payments             $2,870
                                                  ======


     Rent expense, including equipment rentals, for 1998, 1999, and 2000 was $410, $1,054, and $727, respectively.

9.       TENNESSEE FINANCING AGREEMENT

     On July 8, 1998, the Company entered into certain financing agreements with the Industrial Development Board of the County of Montgomery, Tennessee, (the "Development Board") in connection with the Development Board's issuance to StarTek USA, Inc. of an Industrial Development Revenue Note, Series A not to exceed $4,500 (the "Facility Note") and an Industrial Development Revenue Note, Series B not to exceed $3,500 (the "Equipment Loan"). The Facility Note bears interest at 9.0% per annum commencing on October 1, 1998, payable quarterly and maturing on July 8, 2008. Concurrently, the Company advanced $3,575 in exchange for the Facility Note and entered into a lease agreement, maturing July 8, 2008, with the Development Board for the use and acquisition of a 305,000 square-foot process management and distribution facility in Clarksville, Tennessee (the "Facility Lease"). The Facility Lease provides for the Company to pay to the Development Board lease payments sufficient to pay, when and as due, the principal of and interest on the Facility Note due to the Company from the Development Board. Pursuant to the provisions of the Facility Lease and upon the Company's payment of the Facility Lease in full, the Company shall have the option to purchase the 305,000 square-foot, Clarksville, Tennessee facility for a lump sum payment of one hundred dollars. The Equipment Loan bears interest at 9.0% per annum, generally contains the same provisions as the Facility Note, and provides for an equipment lease, except the Equipment Loan and equipment lease mature on January 1, 2004. As of December 31, 2000, the Company had used approximately $4,382 and $1,860 of the Facility Note and Equipment Loan, respectively, and correspondingly entered into further lease arrangements with the Development Board.

         All transactions related to the purchase of the notes by the Company from the Development Board and the lease arrangements from the Development Board to the Company have been offset against each other, and accordingly have no impact on the consolidated balance sheets. The assets acquired are included in property, plant and equipment. Similarly, the interest income and interest expense related to the notes and lease arrangements, respectively, have also been offset. The lease payments are equal to the amount of principal and interest payments on the notes, and accordingly have no impact on the consolidated statements of operations.

10.      LONG-TERM DEBT

                                                   DECEMBER 31
                                              ----------------------
                                               1999           2000
                                              -------        -------
7.0% to 7.9% equipment loans                  $ 2,744        $ 4,011
Variable rate equipment loan                    1,957          1,493
Non-interest bearing promissory
   note with incentive provisions               2,300          1,810
Other debt obligations                            349            183
                                              -------        -------
                                                7,350          7,497
Less current portion of long-term  debt        (1,428)        (1,992)
                                              -------        -------
Long-term debt, less current portion          $ 5,922        $ 5,505
                                              =======        =======

                         STARTEK, INC. AND SUBSIDIARIES

                  (dollars in thousands, except per share data)

10.           LONG-TERM DEBT (CONTINUED)

     In connection with the equipment loans, the Company provided collateral which generally consisted of computer hardware and software, various forms of telecommunications equipment, and furniture and fixtures whose estimated cost was equal to the principal amount of the equipment loans. The variable rate loan bears interest at the prime rate minus 1.6%, or 7.9% on December 31, 2000. StarTek USA, Inc. is required, from time to time, to maintain certain operating ratios. As of December 31, 2000, StarTek USA, Inc. was in compliance with these financial covenants.

     Future scheduled annual principal payments on long-term debt, including amounts related to the promissory note with waiver provisions and the promissory note with incentive provisions, as of December 31, 2000 were:

         2001         $ 1,992
         2002           1,993
         2003           1,052
         2004             738
         2005             190
         Thereafter     1,532
                      -------
                      $ 7,497
                      =======

11.      INCOME TAXES

     Significant components of the provision for income taxes were:

                           1998           1999           2000
                         -------        -------        -------
Current:
  Federal                $ 5,311        $ 7,054        $ 8,729
  Foreign                    123            864          1,123
  State                      249            762            869
                         -------        -------        -------
Total current              5,683          8,680         10,721
Deferred:
  Federal                   (678)          (765)           548
  State                     (104)          (115)           137
                         -------        -------        -------
Total deferred              (782)          (880)           685
                         -------        -------        -------
Income tax expense       $ 4,901        $ 7,800        $11,406
                         =======        =======        =======

         The Company is subject to foreign income taxes on certain of its operations.

         Income tax benefits associated with disqualifying dispositions of incentive stock options during 1999 and 2000 reduced income taxes by $1,654 and $710 for 1999 and 2000, respectively. Such benefits were recorded as an increase to additional paid-in capital.

Significant components of deferred tax assets, which required no valuation allowance, and deferred tax liabilities included in the accompanying balance sheets as of December 31 were:

                                                                  1999           2000
                                                                 -------        -------
Deferred tax assets:
         Bad debt allowance                                      $   347        $   286
         Vacation accrual                                            433            233
         Deferred revenue                                            311            685
         Accrued expenses                                            668            310
         Unrealized loss on investments available for sale           360            292
         Other                                                       244             96
                                                                 -------        -------
Total deferred tax assets                                          2,363          1,902
Long-term deferred tax liabilities:
         Tax depreciation in excess of book                         (422)          (666)
         Other                                                       (24)           (59)
                                                                 -------        -------
Total long-term deferred tax liabilities                            (446)          (725)
                                                                 -------        -------
Net deferred tax assets                                          $ 1,917        $ 1,177
                                                                 =======        =======

                         STARTEK, INC. AND SUBSIDIARIES

                  (dollars in thousands, except per share data)

11.  INCOME TAXES (CONTINUED)

Differences between U.S. federal statutory income tax rates and the Company's effective tax rates for the years ended December 31, 1998, 1999, and 2000 were:

                                                                    1998          1999          2000
                                                                    ----          ----          ----
         Tax at U.S. statutory rates                                35.0%         35.0%        35.0%
         State income taxes, net of federal tax benefit              3.2           3.1          3.2
         Other, net                                                 (1.7)         (0.6)        (1.2)
                                                                    ----          ----          ----
                                                                    36.5%         37.5%        37.0%
                                                                    ====          ====         ====

12.      NET INTEREST INCOME AND OTHER

                                                     YEAR ENDED DECEMBER 31
                                             -------------------------------------
                                              1998           1999           2000
                                             -------        -------        -------
         Interest income                     $ 2,122        $ 2,741        $ 3,527
         Interest expense                        (58)          (332)          (332)
         Other income and expense                190            405          1,460
                                             -------        -------        -------
         Net interest income and other       $ 2,254        $ 2,814        $ 4,655
                                             =======        =======        =======

13.      STOCKHOLDERS' EQUITY

         In 1999 the Company reduced the number of shares of common stock the Company has the authority to issue from 95,000,000 shares to 18,000,000 shares and eliminated the authorization of preferred stock. As of December 31, 1999, common stock and additional paid-in capital consisted of:

         Common stock; 18,000,000 shares, $.01 par value, authorized;
                  13,987,111  shares outstanding                                    $ 140
         Additional paid-in capital                                                45,681
                                                                                 --------
                                                                                 $ 45,821
                                                                                 ========


         In 2000 the Company increased the number of shares of common stock the Company has the authority to issue from 18,000,000 shares to 32,000,000 shares. As of December 31, 2000, common stock and additional paid-in capital consisted of:

         Common stock; 32,000,000 shares, $.01 par value, authorized;
                  14,033,221  shares outstanding                                    $ 140
         Additional paid-in capital                                                47,095
                                                                                 --------
                                                                                 $ 47,235
                                                                                 ========

14.      STOCK OPTIONS

         Stock option plans have been established since 1997 to provide stock options, SARs and incentive stock options (cumulatively referred to as "Options") to key employees, directors (other than non-employee directors), consultants, and other independent contractors. The Stock Option Plan ("Option Plan") provides for Options to be granted for a maximum of 985,000 shares of common stock, which are to be awarded by determination of committee of non-employee directors. Unless otherwise determined by the committee, all Options granted under the Option Plan vest 20% annually beginning on the first anniversary of the Options' grant date and expire at the earlier of: (i) ten years (or five years for participants owning greater than 10% of the voting stock) from the Options' grant date; (ii) three months after termination of employment; (iii) six months after the participant's death; or (iv) immediately upon termination for "cause".

              The Director Option Plan was established to provide stock options to non-employee directors who are elected to serve on the Company's board of directors and serve continuously from commencement of their term (the "Participants"). The Director Option Plan provides for stock options to be granted for a maximum of 90,000 shares of common stock. Participants were automatically granted options to acquire 10,000 shares of common stock upon the closing of the Company's June 1997 initial public offering. Additionally, each Participant will be automatically granted options to acquire 3,000 shares of common stock on the date of each annual meeting of stockholders thereafter at which such Participant is reelected to serve on the Company's board of directors. All options granted under the Director Option Plan fully vest upon grant and expire at the earlier of: (i) date of Participant's membership on the Company's board of directors is terminated for cause; (ii) ten years from option grant date; or (iii) one year after Participant's death.

                         STARTEK, INC. AND SUBSIDIARIES

                  (dollars in thousands, except per share data)

14.      STOCK OPTIONS (CONTINUED)

     Stock option activity during 1998, 1999, and 2000 consisted of:

                                                1998          1999          2000
                                               -----------------------------------
         Outstanding as of beginning of
         year                                  611,500       613,800       605,710
         Granted                                36,200       194,550       163,800
         Exercised                                  --      (158,540)     (46,110)
         Canceled                              (33,900)      (44,100)     (75,320)
                                               -----------------------------------
         Outstanding as of end of year         613,800       605,710       648,080
                                               ===================================
         Exercisable as of end of year         140,200       107,820       203,540
                                               ===================================

     As of December 31, 1998, the exercise price per share for options outstanding was $15.00 for 583,000 options, $13.06 for 8,000 options, $12.69 for 6,000 options, $12.25 for 7,600 options, and $10.38 for 9,200 options. As of December 31, 1999, the exercise price for options outstanding was $50.06 for 300 options, $42.75 for 89,650 options, $38.63 for 10,000 options, $32.81 for 22,700 options, $31.00 for 6,600 options, $18.50 for 47,200 options, $15.00 for 406,300 options, $13.06 for 2,000 options, $12.69 for 6,000 options, $12.25 for 7,600 options, and $10.38 for 7,360 options. As of December 31, 2000, the exercise price for options outstanding was $74.00 for 10,100 options, $65.00 for 14,000 options, $50.50 for 16,400 options, $50.06 for 200 options, $42.75 for 67,750 options, $38.94 for 1,200 options, $38.63 for 10,000 options, $34.00 for 5,900 options, $32.81 for 12,000 options, $31.00 for 2,500 options, $30.94 for 11,000 options, $30.56 for 21,200 options, $18.50 for 42,710 options, $17.69 for 55,500 options, $15.00 for 362,600 options, $13.06 for 2,000 options, $12.69 for 6,000 options, $12.25 for 6,140 options, and $10.38 for 880 options. As of December 31, 2000, there were 6,000 fully vested options exercisable at $65.00 per share, 40 fully vested options exercisable at $50.06 per share, 13,550 fully vested options exercisable at $42.75 per share, 10,000 fully vested options exercisable at $38.63 per share, 2,560 fully vested options exercisable at $32.81 per share, 500 fully vested options exercisable at $31.00 per share, 9,830 fully vested options exercisable at $18.50 per share, 151,400 fully vested options exercisable at $15.00 per share, 1,200 fully vested options exercisable at $13.06 per share, 6,000 fully vested options exercisable at $12.69 per share, 1,580 fully vested options exercisable at $12.25 per share, and 880 fully vested options exercisable at $10.38 per share. Options for 180,270 and 42,000 shares of the Company's common stock were available for future grant as of December 31, 2000 under the Option Plan and Director Option Plan, respectively.

     The Company elected to follow Accounting Principles Board Opinion No. 25, ("APB 25") "Accounting for Stock Issued to Employees" and related interpretations in accounting for its stock options. Under APB 25, because the exercise price of the Company's stock options equals the market price of the underlying stock on date of grant, no compensation expense has been recognized. Pro forma information regarding net income and net income per share is required by Statement of Financial Accounting Standards No. 123, (SFAS 123") "Accounting For Stock Based Compensation", and has been determined as if the Company had accounted for its stock options under the fair value method as provided for by SFAS 123.

     Fair value of options granted during 1998 was estimated as of date of grant using a Black-Scholes option pricing model and assuming a 5.5% risk-free interest rate, a seven year life, a 55.1% expected volatility, and no dividends. Fair value of options granted during 1999 was estimated as of date of grant using a Black-Scholes option pricing model assuming a range of 6.0% to 6.3% for the risk-free rate, a seven year life, a 72.1% expected volatility, and no dividends. Fair value of options granted during 2000 was estimated as of date of grant using a Black-Scholes option pricing model assuming a range of 5.5% to 6.7% for the risk-free rate, a seven year life, a 88.8% expected volatility, and no dividends. Weighted average grant date fair market value of options granted during 1998, 1999, and 2000 was approximately $7.00 per share, $24.24 per share, and $29.68 per share, respectively. Had this method been used in the determination of net income for 1998, net income would have decreased by $559 and basic and diluted earnings per share would have decreased by $0.04. Had this method been used in the determination of net income for 1999, net income would have decreased by $848 and basic and diluted earnings per share would have decreased by $0.06. Similarly, had this method been used in the determination of net income for 2000, net income would have decreased by $1,577 and basic and diluted earnings per share would have decreased by $0.11.

         The Black-Scholes option valuation model was developed for use in estimating fair value of traded options which have no vesting restrictions and are fully transferable. In addition, option valuation models require input of highly subjective assumptions, including expected stock price volatility. Because the Company's stock options have characteristics significantly different from those of traded options, and because changes in subjective input assumptions can materially affect fair value estimates, in management's opinion, the existing models do not necessarily provide a reliable single measure of fair value of the Company's stock options.

                         STARTEK, INC. AND SUBSIDIARIES

                  (dollars in thousands, except per share data)

15.      GEOGRAPHIC AREA INFORMATION

     The Company, operating in a single industry segment, provides a variety of integrated, outsourcing services to other businesses throughout the world. The Company's North America operations are located in the United States of America. The Company's Europe operations are located in the United Kingdom. The Company's Asia operations are located in Singapore. Revenues, operating profit, and identifiable assets, classified by major geographic areas in which the Company operates were:

                                NORTH AMERICA      EUROPE         ASIA        ELIMINATIONS       TOTAL
                                ------------------------------------------------------------------------
YEAR ENDED DECEMBER 31, 1998
Revenues                           $121,374       $  8,317       $ 11,293       $     --        $140,984
Operating profit                     10,279            330            582             --          11,191
Identifiable assets                $ 76,385       $  2,861       $  1,075       $   (120)       $ 80,201
YEAR ENDED DECEMBER 31, 1999
Revenues                           $156,008       $ 23,330       $ 25,889       $     --        $205,227
Operating profit                     14,877          1,818          1,314             --          18,009
Identifiable assets                $ 92,402       $  7,478       $  3,819       $ (2,264)       $101,435
YEAR ENDED DECEMBER 31, 2000
Revenues                           $153,032       $ 22,226       $ 25,492       $     --        $200,750
Operating profit                     21,864          2,896          1,411             --          26,171
Identifiable assets                $117,247       $  7,207       $  4,090       $ (6,261)       $122,283

16.      PRINCIPAL CLIENTS

     One client accounted for 72.5% and 77.5% of revenues for the year ended December 31, 1998 and 1999, respectively. Two clients accounted for 70.4%, and 14.5% of revenues for the year ended December 31, 2000. The loss of a principal client and/or changes in timing or termination of a principal client's product launch or service offering would have a material adverse effect on the Company's business, revenues, operating results, and financial condition. To limit the Company's credit risk, management performs ongoing credit evaluations of its clients. Although the Company is directly impacted by economic conditions in which its clients operate, management does not believe substantial credit risk existed as of December 31, 2000.

17.      QUARTERLY DATA (UNAUDITED)

                                                                           1999 QUARTERS ENDED
                                                     ---------------------------------------------------------------
                                                     MARCH 31          JUNE 30         SEPTEMBER 30      DECEMBER 31
                                                     --------          -------         ------------      -----------
Revenues                                           $    40,850       $    45,723       $    52,279       $    66,375
Gross profit                                             7,686             8,507             9,690            12,464
Selling, general and administrative expenses             4,429             5,202             5,576             5,131
Operating profit                                         3,257             3,305             4,114             7,333
Net income                                         $     2,427       $     2,490       $     3,036       $     5,070

Earnings per share:
         Basic                                     $      0.18       $      0.18       $      0.22       $      0.36
         Diluted                                   $      0.18       $      0.18       $      0.21       $      0.35

Weighted average shares outstanding:
         Basic                                      13,828,571        13,832,246        13,856,554        13,979,393
         Diluted                                    13,828,571        13,832,246        14,191,360        14,283,613

                                                                           2000 QUARTERS ENDED
                                                     -------------------------------------------------------------
                                                     MARCH 31          JUNE 30         SEPTEMBER 30      DECEMBER 31
                                                     --------          -------         ------------      -----------
Revenues                                           $    49,668       $    41,589       $    51,510       $    57,983
Gross profit                                            11,211            10,365            11,833            13,712
Selling, general and administrative expenses             5,185             4,857             5,284             5,624
Operating profit                                         6,026             5,508             6,549             8,088
Net income                                         $     4,241       $     4,158       $     4,947       $     6,074

Earnings per share:
         Basic                                     $      0.30       $      0.30       $      0.35       $      0.43
         Diluted                                   $      0.30       $      0.29       $      0.35       $      0.43

Weighted average shares outstanding:
         Basic                                      13,989,187        14,012,885        14,031,771        14,033,221
         Diluted                                    14,292,106        14,385,895        14,292,144        14,147,147

                                   APPENDIX D

                                  STARTEK, INC.

                             AUDIT COMMITTEE CHARTER

         The Audit Committee ("the Committee") of the Board of Directors ("the Board") of StarTek, Inc. ("the Company"), will have the oversight responsibility, authority, and specific duties as described below. The Committee will review and reassess the charter at least annually and obtain the approval of the Board of Directors.

                                POLICY STATEMENT

         The charter of the Committee is to assist the Board regarding:


1. Reliability and integrity of financial information provided to stockholders and others;

2.       The Company's system of internal control;

3. A system to provide an open avenue of communication between management, external auditors, and the Board;

4. Compliance by the Company with all applicable laws, regulations, and internal policies; and

5.       Independence and performance of external auditors.

                                  ORGANIZATION

         The members of the Committee shall meet independence and experience requirements of the New York Stock Exchange and Securities and Exchange Commission (the "SEC"). Initially the Committee shall consist of at least two non-executive members of the Board. The Committee will be increased to at least three non-executive members of the Board by June 14, 2001.

         All members shall have a working familiarity with basic finance and accounting practices, internal controls, and regulatory requirements. At least one member shall have accounting or related financial management expertise.

         The Committee shall meet and consult with members of management and external auditors as necessary to carry out the Committee's responsibilities. External auditors may, at any time, request a meeting with the Committee or the Committee's chairperson with or without management attendance. In any case, the Committee shall meet in executive session separately with the external auditors at least annually.

         The Committee shall have the authority to obtain legal, accounting, or other consultants to advise the Committee.

         The Committee shall make regular reports to the Board.

                       RELATIONSHIP WITH EXTERNAL AUDITORS

         The Committee shall annually recommend to the Board appointment of external auditors who, in their capacity as independent public accountants, shall be accountable to the Board and the Committee. The Committee shall review planning and staffing of external auditor's audits, and shall discuss with external auditors matters required to be discussed relating to conduct of their audits.

         The Committee shall meet with external auditors who shall report all relevant issues to the Committee. The Committee shall review management letters from external auditors and management's responses.

         The Committee shall annually review performance (effectiveness, objectivity, and independence) of external auditors. The committee shall insure receipt of a formal written statement from external auditors as required by The Independence Standards Board.

         The Committee shall evaluate performance of external auditors and, if necessary, recommend to the Board replacement of external auditors.

                 OTHER PRIMARY RESPONSIBILITIES OF THE COMMITTEE

         The Committee shall monitor matters related to financial reporting and risk control through discussions with management and/or external auditors regarding the following:

         1. All major financial reports (generally Forms 10K and 10Q) in advance of filing (the Chair of the Committee may represent the entire committee for purposes of Form 10Q review);

         2. The Company's system of accounting and financial controls, including the system to monitor business risk, and legal and ethical compliance programs;

         3. Independence of external auditors, and overall scope and focus of annual audits including scope and level of external auditor's involvement with unaudited quarterly information;

         4. Significant external auditor recommendations on financial reporting, controls, other matters, management's responses, and views of management and external auditors on quality, not just acceptability, of annual and interim financial reporting; and

         5. Changes in important accounting principles and their application in interim and annual financial reports.

                                  STARTEK, INC.
                                STOCK OPTION PLAN


         This Stock Option Plan ("Plan") is adopted effective as of February 13, 1997, by StarTek, Inc., a Delaware corporation (the "Company").

         1. PURPOSE. The Company desires to establish the Plan for the purpose of encouraging key employees, Directors (other than Non-Employee Directors), consultants and other independent contractors who provide important services to the Company or one of its Designated Subsidiaries to continue with and promote the success of the Company by permitting them to acquire a proprietary interest in the Company.

         2. DEFINITIONS.

                  2.1 "Board" or "Board of Directors" means the board of directors of the Company.

                  2.2 "Cause" means, as determined in the sole discretion of the Board, a Participant's (a) commission of a felony; (b) dishonesty or misrepresentation involving the Company or any Subsidiary; (c) serious misconduct in the performance or non-performance of Participant's responsibilities as an employee, officer, Director, or consultant or independent contractor of the Company or any Subsidiary; (d) violation of a material condition of employment or breach of contract; (e) unauthorized use of trade secrets or confidential information of the Company or any Subsidiary; or (f) aiding a competitor of the Company or any Subsidiary.

                  2.3 "Code" means the Internal Revenue Code of 1986, as it exists now and as it may be amended from time to time.

                  2.4 "Committee" means the committee comprised of two or more Non-Employee Directors appointed by the Board to administer the Plan.

                  2.5 "Common Stock" means the common stock of the Company, $0.01 par value.

                  2.6 "Company" means StarTek, Inc., a Delaware corporation, and any successor thereto.

                  2.7 "Designated Subsidiary" means a Subsidiary of the Company that the Board designates as a Subsidiary whose key employees, consultants and other independent contractors are eligible to become Participants in the Plan.

                  2.8 "Director" means a member of the Board.

                  2.9 "Exchange Act" means the Securities Exchange Act of 1934, as it exists now or from time to time may hereafter be amended.

                  2.10 "Fair Market Value" means for the relevant day:

                           (a) If shares of Common Stock are listed or admitted
to unlisted trading privileges on any national or regional securities exchange, the last reported sale price, regular way, on the composite tape of that exchange on the day Fair Market Value is to be determined;

                           (b) If the Common Stock is not listed or admitted to
unlisted trading privileges as provided in paragraph (a), and if sales prices for shares of Common Stock are reported by the National Association of Securities Dealers, Inc. Automated Quotations, Inc. National Market System ("NASDAQ System"), then the last sale price for Common Stock reported as of the close of business on the day Fair Market Value is to be determined, or if no such sale takes place on that day, the average of the high bid and low asked prices so reported; if Common Stock is not traded on that day, the next preceding day on which such stock was traded; or

                           (c) If trading of the Common Stock is not reported by
the NASDAQ System or on a stock exchange, Fair Market Value will be determined by the Committee in its discretion based upon the best available data.

                  2.11 "ISO" means incentive stock options within the meaning of
Section 422 of the code.

                  2.12 "Non-Employee Director" means a Director who satisfies the definitional requirements for a "Non-Employee Director" as set forth in Rule 16b-3(b)(3)(i) promulgated under the Exchange Act, as it exists now or from time to time may hereafter be amended.

                  2.13 "NSO" means non-qualified stock options, which are not intended to qualify under Section 422 of the Code.

                  2.14 "Option" means the right of a Participant, whether granted as an ISO or an NSO, to purchase a specified number of shares of Common Stock, subject to the terms and conditions of the Plan and the Option Agreement.

                  2.15 "Option Agreement" means a written agreement evidencing an Option or SAR between the Company and a Participant.

                  2.16 "Option Date" means the date upon which an Option or SAR is awarded to a Participant under the Plan.

                  2.17 "Option Price" means the price per share at which an Option may be exercised.

                  2.18 "Participant" means an individual to whom an Option or SAR has been granted under the Plan.

                  2.19 "Plan" means the StarTek, Inc. Stock Option Plan, as set forth herein and as from time to time amended.

                  2.20 "SAR" means a stock appreciation right associated with and issued in connection with an NSO.

                  2.21 "Securities Act" means the Securities Act of 1933, as it exists now or from time to time may hereafter be amended.

                  2.22 "Subsidiary" means any corporation or other entity which is a subsidiary of the Company as defined in Section 424(f) of the Code.

                  2.23 "Termination of Employment" means:

                           (a) With respect to an employee, when the employee's
employment relationship with the Company and all of its Subsidiaries is terminated;

                           (b) With respect to consultants and independent
contractors, when any consulting or independent contractor agreement is terminated, or when the consultant or independent contractor no longer performs any services for the Company, as determined by the Committee, in its sole discretion; and

                           (c) With respect to a Director who is not an
employee, when his membership on the Board terminates.

         3. ELIGIBILITY AND PARTICIPATION. Subject to the provisions of the Plan, the Committee shall determine from time to time those consultants, independent contractors, key employees, officers or Directors (other than Non-Employee Directors) of the Company or a Designated Subsidiary who shall be designated as Participants and the number, if any, of Options or SARs to be awarded to each such Participant; provided, however, that no ISOs shall be awarded under the Plan after the expiration of the period of ten years from the date this Plan is adopted by the Board. In addition, no ISOs may be awarded to a Participant who is not an employee of the Company or a Designated Subsidiary.

         4. COMMON STOCK SUBJECT TO THE PLAN. Except as otherwise provided in paragraph 10, the aggregate number of shares of Common Stock that may be issued under Options under this Plan may not exceed 985,000 shares of Common Stock. If any awards hereunder shall terminate or expire, as to any number of shares, new ISOs and NSOs may thereafter be awarded with respect to such shares.

         5. INCENTIVE STOCK OPTIONS. The Committee may, in its discretion, grant ISOs to any Participant under the Plan who is an employee of the Company or a Designated Subsidiary. Each ISO shall be evidenced by an Option Agreement between the Company and the Participant. Each Option Agreement, in such form as is approved by the Committee, shall be subject to the following express terms and conditions and to such other terms and conditions, not inconsistent with the Plan, as the Committee may deem appropriate.

                            (a) OPTION PERIOD. Each ISO will expire as of the
earliest of:

                                    (i) the date on which it is forfeited under
the provisions of paragraph 8;

                                    (ii) 10 years (or five years as specified in
paragraph 5(e)) from the Option Date;

                                    (iii) three months after the Participant's
Termination of Employment for any reason other than death; or

                                    (iv) six months after the Participant's
death.

                           (b) OPTION PRICE. The Option Price per share shall be
determined by the Committee at the time any ISO is granted, and, subject to the provisions of paragraph 5(e), shall not be less than the Fair Market Value of the Common Stock subject to the ISO on the Option Date.

                           (c) OTHER OPTION PROVISIONS. The form of ISO
authorized by the Plan may contain such other provisions as the Committee may, from time to time, determine; provided, however, that such other provisions may not be inconsistent with any requirements imposed on qualified stock options under Section 422 of the Code.

                           (d) LIMITATIONS ON AWARDS. The aggregate Fair Market
Value, determined as of the Option Date, of Common Stock with respect to which ISOs are exercisable by a Participant for the first time during any calendar year under all ISO plans of the Company and any Subsidiary shall not exceed $100,000.

                           (e) AWARDS TO CERTAIN STOCKHOLDERS. Notwithstanding
paragraphs 5(a) and 5(b) hereof, if an ISO is granted to a Participant who owns stock representing more than 10% of the voting power of all classes of stock of the Company or a Subsidiary, the exercise period specified in the ISO agreement for which the ISO thereunder is granted shall not exceed five years from the Option Date, and the Option Price shall be at least 110% of the Fair Market Value (as of the Option Date) of the Common Stock subject to the ISO.

         6. NON-QUALIFIED STOCK OPTION. The Committee may, in its discretion, grant NSOs to any Participant under the Plan. Each NSO shall be evidenced by an Option Agreement between the Company and the Participant. Each Option Agreement for an NSO, in such form as is approved by the Committee, shall be subject to the following express terms and conditions:

                           (a) OPTION PERIOD. Each NSO will expire as of the
earliest of:

                                    (i) the date on which it is forfeited under
the provisions of paragraph 8;

                                    (ii) the date three months after the
Participant's Termination of Employment for any reason other than death; or

                                    (iii) the date six months after the
Participant's death.

                           (b) OPTION PRICE. At the time when the NSO is
granted, the Committee will fix the Option Price. The Option Price may be greater than, less than, or equal to Fair Market Value on the Option Date, as determined in the sole discretion of the Committee.

                           (c) OTHER OPTION PROVISIONS. The form of NSO
authorized by the Plan may contain such other provisions not inconsistent with the Plan as the Committee may from time to time determine.

         7. STOCK APPRECIATION RIGHTS. The Committee may, in its direction, grant an SAR to any Participant under the Plan. Each SAR shall be granted only in connection with an NSO and shall be evidenced by the Option Agreement for the NSO between the Company and the Participant. Each SAR awarded to Participants under the Plan shall be subject to the following express terms and conditions and to such other terms and conditions, not inconsistent with the Plan, as the Committee shall deem appropriate:

                           (a) TERMS OF SARS. Each SAR shall terminate on the
same date as the related NSO. The SAR shall be exercisable only if the Fair Market Value of a share of Common Stock on the date of surrender exceeds the Option Price for the related Option, and then shall be exercisable to the extent, and only to the extent, that the related Option is exercisable. The SAR shall entitle the Participant to whom it is granted the right to elect, so long as such SAR is exercisable and subject to such limitations as the Committee shall have imposed, to surrender any then exercisable portion of his related Option, in whole or in part, and receive from the Company in exchange, without any payment of cash (except for applicable employee withholding taxes), that number of shares of Common Stock having an aggregate Fair Market Value on the date of surrender equal to the product of (i) the excess of the Fair Market Value of a share of Common Stock on the date of surrender over the per share Option Price, and (ii) the number of shares of Common Stock subject to such Option or portion thereof which is surrendered. Any Option or portion thereof which is surrendered shall no longer be exercisable. The Committee, in its sole discretion, may allow the Company to settle all or part of the Company's obligation arising out of the exercise of an SAR by the payment of cash equal to the aggregate Fair Market Value of the shares of Common Stock which the Company would otherwise be obligated to deliver.

                           (b) OTHER CONDITIONS. If a Participant is subject to
Section 16(a) and Section 16(b) of the Exchange Act, the Committee may at any time add such additional conditions and limitations to such SAR which the Committee, in its discretion, deems necessary or desirable in order to comply with Section 16(a) or Section 16(b) of the Exchange Act and the rules and regulations issued thereunder, or in order to obtain any exemption therefrom.

         8. VESTING. A Participant may not exercise an Option or surrender an SAR until it has become vested. The portion of an Option or SAR award that is vested depends upon the period that has elapsed since the Option Date. Unless the Committee establishes a different vesting schedule at the time when an Option is granted or the SAR is awarded, all Options granted and SARs awarded under this Plan shall vest according to the following schedule:

          Period Elapsed                                       Vested Percentage
          First Anniversary of Option Date                              20%
          Second Anniversary of Option Date                             40%
          Third Anniversary of Option Date                              60%
          Fourth Anniversary of Option Date                             80%
          Fifth Anniversary of Option Date                             100%

Except as provided below, upon Termination of Employment, for any reason, a Participant shall forfeit any Options and SARs that are not vested on the date of Termination of his Employment. Unless the Committee in its sole discretion specifically waives the application of this sentence, then notwithstanding the vesting schedule contained herein or in the Participant's Option Agreement, upon Termination of Employment of a Participant for Cause, all Options and SARs granted or awarded to the Participant will be immediately cancelled and forfeited by the Participant upon delivery to him of notice of such termination.

         9. EXERCISE OF OPTIONS. To exercise an Option in whole or in part, a Participant (or, after his death, his executor or administrator) must give written notice to the Committee, stating the number of shares as to which he intends to exercise the Option. The Company will issue the shares with respect to which the Option is exercised upon payment in full of the Option Price. The Option Price may be paid (i) in cash, (ii) in shares of Common Stock having an aggregate Fair Market Value, as determined on the date of delivery, equal to the Option Price, or (iii) by delivery of irrevocable instructions to a broker to promptly deliver to the Company the amount of sale or loan proceeds necessary to pay for all Common Stock acquired through such exercise and any tax withholding obligations resulting from such exercise. The Option Price may be paid by surrender of SARs equal to the Option Price.

         10. CHANGES IN CAPITAL STRUCTURE. If there is any change in the capital structure of the Company, the Committee may, in its sole discretion, make any adjustments necessary to prevent accretion, or to protect against dilution, in the number and kind of shares authorized by the Plan and, with respect to outstanding Options and/or SARs, in the number and kind of shares covered thereby and in the applicable Option Price. For the purpose of this paragraph 10, a change in the capital structure of the Company includes, without limitation, any change resulting from a recapitalization, stock split, stock dividend, consolidation, rights offering, spin-off, reorganization, or liquidation and any transaction in which shares of Common Stock are changed into or exchanged for a different number or kind of shares of stock or other securities of the Company or another corporation.

         11. NON-TRANSFERABILITY OF OPTIONS AND SARS. The Options and SARs granted under the Plan are not transferable, voluntarily or involuntarily, other than by will or the laws of descent and distribution. During a Participant's lifetime, his Options may be exercised only by him.

         12. RIGHTS AS STOCKHOLDER. No Common Stock may be delivered upon the exercise of any Option until full payment has been made and all income tax withholding requirements thereon have been satisfied. A Participant has no rights whatsoever as a stockholder with respect to any shares covered by an Option until the date of the issuance of a stock certificate for the shares. A Participant who has been granted SARs shall have no rights whatsoever as a stockholder with respect to such SARs.

         13. WITHHOLDING TAX. The Company or Designated Subsidiary, if any, may take such steps as it may deem necessary or appropriate for the withholding of any taxes which the Company or the Designated Subsidiary, if any, is required by any law or regulation or any governmental authority, whether federal, state or local, domestic or foreign, to withhold in connection with any Option or SAR including, but not limited to, the withholding of all or any portion of any payment or the withholding of issuance of shares of Common Stock to be issued upon the exercise of any Option or SAR until the Participant reimburses the Company or Designated Subsidiary, if any, for the amount the Company or Designated Subsidiary, if any, is required to withhold with respect to such taxes, or cancelling any portion of such award in an amount sufficient to reimburse itself for the amount it is required to so withhold.

         14. NO RIGHT TO EMPLOYMENT. Participation in the Plan will not give any Participant a right to be retained as an employee of the Company or any Subsidiary, or any right or claim to any benefit under the Plan, unless the right or claim has specifically accrued under the Plan.

         15. AMENDMENT OF THE PLAN. The Board may from time to time alter, amend, suspend or discontinue this Plan, including, where applicable, any modifications or amendments as it shall deem advisable in order that ISOs will be classified as incentive stock options under the Code, or in order to conform to any regulation or to any change in any law or regulations applicable thereto, including any changes required to comply with the Exchange Act or any rules or regulations issued thereunder; provided, however, that no such action shall, without the approval of holders affected thereby, adversely affect the rights and obligations of such holders with respect to Options at any time outstanding under this Plan; and provided further that no such action shall, without the approval of the stockholders of the Company, (i) increase the maximum number of shares of the Common Stock that may be made subject to Options (unless necessary to effect the adjustments required by paragraph 10), (ii) materially increase the benefits accruing to Participants under this Plan, or (iii) materially modify the requirements as to eligibility for participation in this Plan.

         16. ADMINISTRATION. The Plan shall be administered by the Committee. In addition to any other powers set forth in this Plan, the Committee has the exclusive authority:

                           (a) to construe and interpret the Plan, and to remedy
any ambiguities or inconsistences therein;

                           (b) to establish, amend and rescind appropriate rules
and regulations relating to the Plan;

                           (c) subject to the express provisions of the Plan, to
determine the individuals who will receive awards of Options or SARs, the times when they will receive them, the number of shares to be subject to each award and the Option Price, payment terms, payment method, and expiration date applicable to each award;

                           (d) to contest on behalf of the Company or
Participants, at the expense of the Company, any ruling or decision on any matter relating to the Plan or to any awards of ISOs, NSOs, or SARs;

                           (e) generally, to administer the Plan, and to take
all such steps and make all such determinations in connection with the Plan and the awards of ISOs, NSOs, or SARs granted thereunder as it may deem necessary or advisable;

                           (f) to determine the form in which payment of an SAR
award granted hereunder will be made (i.e., cash, Common Stock or a combination thereof) or to approve a participant's election to receive cash in whole or in part in settlement of the SAR award; and

                           (g) to determine the form in which tax withholding
under Section 13 of this Plan will be made.

         17. TERMINATION OF PLAN. In the event of dissolution or liquidation of the Company, or upon any reorganization, merger or consolidation of the Company with one or more corporations where the Company is the surviving corporation and the stockholders of the Company immediately prior to such transaction do not own at least fifty percent (50%) of the issued and outstanding Common Stock immediately after such transaction, or upon any reorganization, merger or consolidation of the Company with one or more corporations where the Company is not the surviving corporation, or upon a sale of substantially all of the assets of the Company to another corporation or entity or upon the sale of Common Stock to another person or entity in one or a series of transactions with the result that such person or entity owns more than fifty percent (50%) of the issued and outstanding Common Stock immediately after such sale(s), the Plan and all Options and SARs outstanding under the Plan shall terminate on the effective date of the transaction (or, in the event of a tender offer resulting in the sale of fifty percent (50%) or more of the outstanding Common Stock (a "Tender Offer"), thirty (30) days after the final expiration of the Tender Offer. Any Options and SARs theretofore granted and outstanding under the Plan shall become immediately vested and exercisable in full at such time as the approval of the transaction by the Board, or the final expiration of any Tender Offer (notwithstanding any performance, vesting or other criteria contained therein), and shall remain exercisable until the effective date of such transaction or thirty (30) days after the final expiration of the Tender Offer, whichever is applicable (unless the Option or SAR would otherwise expire by its own terms on an earlier date). The Company shall give each optionee written notice at least five (5) days prior to the effective date of any termination of the Plan as a result of a transaction described above in order to permit the optionee to exercise his Options prior to the effective date of termination. Any Option not exercised by the effective date of a transaction described above shall terminate on such date.

         18. APPLICATION OF SECTION 16. With respect to persons subject to
Section 16 of the 1934 Act, transactions under this Plan are intended to comply with all applicable conditions of Rule 16b-3 or its successors under the 1934 Act. To the extent any provision of this Plan or action by the Committee fails to so comply, it shall be deemed null and void, to the extent permitted by law and deemed advisable by the Committee.

         19. STOCK RESTRICTIONS. The Board may provide that shares of Common Stock issuable upon the exercise of a Option be subject to various restrictions, including restrictions which provide that the Company has a right to prohibit sales of such shares of Common Stock, a right of first refusal with respect to such shares of Common Stock or a right or obligation to repurchase all or a portion of such shares of Common Stock, which restrictions may survive a Participant's term of employment with the Company. The acceleration of time or times at which the Option becomes exercisable may be conditioned upon the Participant's agreement to such restrictions.

         20. NONEXCLUSIVITY OF THIS PLAN. Neither the adoption of this Plan by the Board nor the submission of this Plan to stockholders of the Company for approval shall be construed as creating any limitations on the power or authority of the Board to adopt such other or additional incentive or other compensation arrangements of whatever nature as the Board may deem necessary or desirable or preclude or limit the continuation of any other plan, practice or arrangement for the payment of compensation or fringe benefits to employees generally, or to any class or group of employees, which the Company or any Designated Subsidiary, if any, has lawfully put into effect, including, without limitation, any retirement, pension,savings and stock purchase plan, insurance, death and disability benefits and executive short-term incentive plans.

         21. STOCKHOLDER APPROVAL. Continuance of the Plan shall be subject to approval by the stockholders of the Company within 12 months before or after the date the Plan is adopted by the Board.

         22. CONDITIONS UPON ISSUANCE OF SHARES. An Option or SAR shall not be exercisable, and a share of Common Stock shall not be issued pursuant to the exercise of an Option or SAR until such time as the Plan has been approved by the Stockholders of the Company and unless the exercise of such Option and the issuance and delivery of such share pursuant thereto shall comply with all relevant provisions of law, including, without limitation, the Securities Act, the Exchange Act, the rules and regulations promulgated thereunder, and the requirements of any stock exchange upon which the shares of Common Stock may then be listed, and shall be further subject to the approval of counsel for the Company with respect to such compliance. As a condition to the exercise of an Option or SAR, the Company may require the person exercising such Option to represent and warrant at the time of any such exercise that the Common Stock is being purchased only for investment and without any present intention to sell or distribute such shares if, in the opinion of counsel for the Company, such a representation is required by any of the aforementioned relevant provisions of law.

         23. RULES OF CONSTRUCTION.

                           (a) GOVERNING LAW. The construction and operation of
this Plan are governed by the laws of the State of Delaware.

                           (b) UNDEFINED TERMS. Unless the context requires
another meaning, any term not specifically defined in this Plan has the meaning given to it by the Code.

                           (c) HEADINGS. All headings in this Plan are for
reference only and are not to be utilized in construing the Plan.

                           (d) GENDER. Unless clearly appropriate, all nouns of
whatever gender refer indifferently to persons of any gender.

                           (e) SINGULAR AND PLURAL. Unless clearly
inappropriate, singular terms refer also to the plural and vice versa.

                           (f) SEVERABILITY. If any provision of this Plan is
determined to be illegal or invalid for any reason, the remaining provisions shall continue in full force and effect and shall be construed and enforced as if the illegal or invalid provision did not exist, unless the continuance of the Plan in such circumstances is not consistent with its purposes.

         24. EFFECTIVE DATE. This Plan is effective as of the later of the date of its adoption by the Board, or the date it is approved by the stockholders of the Company, pursuant to Section 21.

                                  STARTEK, INC.
           PROXY FOR THE ANNUAL MEETING OF STOCKHOLDERS - MAY 30, 2001 THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

         This proxy is furnished in connection with the solicitation by the Board of Directors of StarTek, Inc. of proxies for use at the 2001 Annual Meeting of Stockholders. The undersigned stockholder of StarTek, Inc., a Delaware corporation (the "Company"), hereby constitutes and appoints A. Emmet Stephenson, Jr. or Michael W. Morgan, and each of them, his attorneys-in-fact and proxies (with full power of substitution in each), and authorizes them to represent the undersigned at the Annual Meeting of Stockholders of the Company to be held on May 30, 2001, at nine o'clock in the morning, and at any adjournment thereof, and to vote the common stock of the Company held by the undersigned as designated below on proposals 1, 2, and 3, and in their discretion on all other matters coming before the meeting.

         This proxy when properly executed will be voted in the manner directed by the stockholder, but if no direction is made, this proxy will be voted FOR proposals 1, 2, and 3.

         Properly executed proxies will be voted in the discretion of the proxy holder with regard to any other matter that properly comes before the meeting.

     1.  ELECTION OF DIRECTORS:
         [ ] FOR all nominees listed (except as marked below)      [ ] WITHHOLD AUTHORITY to vote for all nominees listed below

         A. Emmet Stephenson, Jr.           Michael W. Morgan          Ed Zschau                 Jack D. Rehm

     Instruction: To withhold authority to vote for any individual nominee(s), print such nominee's(s) name(s) in the space provided below:


     --------------------------------------------------------------------------------------------------------------------------

     2.  TO AMEND THE STOCK OPTION PLAN TO INCREASE THE MAXIMUM NUMBER OF SHARES AVAILABLE FOR AWARD UNDER THE PLAN FROM 985,000
         to 1,585,000:

         [ ] FOR                  [ ] AGAINST               [ ] ABSTAIN


     3.  TO RATIFY THE SELECTION OF ERNST & YOUNG LLP AS INDEPENDENT AUDITORS FOR THE COMPANY:

         [ ] FOR                  [ ] AGAINST               [ ] ABSTAIN

-------------------------------------------------------------------------------------------------------------------------------


PLEASE MARK, SIGN, DATE, AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.

Please sign exactly as name appears hereon. When shares are held by joint tenants, both should sign. When signing as attorney, executor, trustee or other representative capacity, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer.

The signer hereby revokes all proxies heretofore given to vote at said meeting or any adjournment thereof.



                    ----------------------------------------
                            Signature of Stockholder



                    ----------------------------------------
                            Signature of Stockholder

                     Dated:                          , 2001
                           --------------------------